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USAA INVESTMENT
 CODE OF ETHICS

Policy on Personal Investing Activities

 Last Amended:
October 1, 2014

FOR INTERNAL USE ONLY
May be shared with USAA employees only

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TABLE OF CONTENTS

Background	3

Reporting and Personal Investing Restrictions	4
Access Person	4
Pre-Clearance Personnel	9
Portfolio Manager	12
Independent Trustee	13

Investment Code of Ethics Committee	14

Administration of the Code	15

Appendix A – Definitions	17

Appendix B – Beneficial Ownership	20

Appendix C – Reporting and Restrictions Summary	23

Appendix D – Account Reporting Requirements	24

Appendix E – Pre-Clearance and Reporting by Security Type	25

Policy Statement Concerning Insider Trading	26

Disclosure of Portfolio Holdings Policy	31

Questions about your responsibilities under the Code can be directed to:

Email the group mailbox at imcofpscodeofethics@usaa.com

Brenda Reyna, Compliance Administration, at 210-498-7978 or use group mailbox;
Christina Barton, Compliance Administration, at 210-498-1962 or use group mailbox;
Lynn Vale, ED Compliance Administration, at 210-498-0226 or lynn.vale@usaa.com;
Stephanie Higby, ED Institutional Asset Management Compliance, at 210-498-8763 or
stephanie.higby@usaa.com; or Josh Andersen, ED Retail Investment Management
Compliance, at 210-498-6524 or joshua.andersen@usaa.com.

The Protegent PTA Code of Ethics Reporting System (PTA) is accessible at https://sso2.usaa.com/adfs/ls/IdpInitiatedSignOn.aspx?loginToRp=protogent.  A user id and password are not required to access the system.  However, you must be on the USAA network in order to access the system.

Background

This Investment Code of Ethics (Code) has been adopted by USAA Investment Management Company (IMCO), USAA Asset Management Company (AMCO), USAA Shareholder Account Services (SAS), each of the USAA Funds in USAA Mutual Funds Trust, USAA Financial Planning Services Insurance Agency, Inc. (FPS), and USAA Financial Advisors, Inc. (FAI) to comply with rules as applicable to the particular entity, for example, Rule 17j-1 under the Investment Company Act of 1940 and Rule 204A-1 under the Investment Advisers Act of 1940, which require that every investment company and investment adviser adopt such a Code in order to regulate the personal investing activities of their personnel.

The purposes of this Code are (i) to implement the applicable SEC Rule provisions to prohibit fraudulent, deceptive or manipulative acts by personnel in connection with their personal transactions; (ii) to ensure compliance with various rules related to certain activities of securities licensed representatives of IMCO, AMCO, FPS and/or FAI (including, but not limited to, NYSE Rule 407 and FINRA Rule 6130); and (iii) to avoid conflicts of interest.

All persons covered by this Code must agree to:
•	Place the interests of the USAA Fund shareholders and other AMCO- and IMCO-managed account clients above their own personal interests;
•	Refrain, in the conduct of all their personal affairs, from taking any inappropriate advantage of their roles and responsibilities with USAA and the USAA Funds;

•	Refrain from the intentional creation or spreading of false information intended to affect securities prices, or other potentially manipulative conduct;
•	Comply with the Federal securities laws; and

•
Conduct all personal securities transactions so as to fully comply with the provisions of this Code in order to avoid any actual or even apparent conflict or claim of a conflict of interest or abuse of such person’s roles and responsibilities with USAA and the USAA Funds.

All persons covered by this Code must always conduct their personal investing activities, including in USAA Funds in which they have any direct or indirect beneficial ownership lawfully, properly and responsibly, and are encouraged to adopt long-term investment strategies that are consistent with their financial resources and objectives.

The Code is intended to be administered together with the Policy Statement Concerning Insider Trading (Policy on Insider Trading), the USAA Funds’ Disclosure of Portfolio Holdings Policy (Portfolio Holdings Policy) and the Political Contributions Policy.  In addition, you may be subject to other USAA policies such as, among others, the “USAA Code of Business Ethics and Conduct.”

In adopting this Code, the Investment Code of Ethics Committee and the USAA Funds’ Board of Trustees have considered:

•	How the Code’s restrictions and procedures as to compliance should be framed in light of legal and ethical obligations to the USAA Funds and all other AMCO- and IMCO-managed accounts;
•	The overall nature of the operations of USAA; and

•
Issues and concerns raised by transactions in different kinds of securities, and by the personal securities transactions of different categories of personnel having access to nonpublic information (including Portfolio Managers, analysts, traders, fund accountants, other investment personnel and all Access Persons in general).

The Investment Code of Ethics Committee and the USAA Funds’ Board of Trustees have determined that the Code contains provisions reasonably necessary to prevent Access Persons from engaging in unlawful actions or impermissible conduct and provides for the fair, just and equitable treatment of all of the officers, directors, trustees and employees who will be affected by this Code.

PTA is used to report and monitor provisions of this Code for compliance.  How to reference guides and other reference materials are located in the Documents section of PTA.

Reporting and Personal Investing Restrictions

A. ACCESS PERSON

1. Definition:
•	any director, trustee or officer of IMCO, AMCO, SAS, FAI and/or the USAA Mutual Funds Trust (except for the Independent Trustees);

•
any IMCO, AMCO or FPS employee, or other employee of USAA or its subsidiaries providing investment advice on behalf of IMCO, AMCO or FPS and subject to IMCO, AMCO or FPS’s supervision and control whose functions relate to the making of recommendations with respect to purchases or sales of securities for AMCO- or IMCO-managed accounts, or who has access to such recommendations that are nonpublic, or who has access to nonpublic information or obtains information regarding the purchase or sale of securities by any one or more of the USAA Funds or other AMCO- or IMCO-managed accounts (including, but not limited to, USAA Trust Investment Management, USAA Managed Portfolios or USAA affiliate investment portfolios accounts), or who has access to nonpublic information regarding the portfolio holdings of any Reportable USAA Fund;

•
any person who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by a USAA Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

•
any officer or employee of IMCO, AMCO, SAS, FPS, FAI or other USAA subsidiary who is licensed and registered to engage in one or more categories of securities activities subject to the supervision and control of IMCO, AMCO, FAI or FPS; or

•	any other person designated by the Chief Compliance Officer.

See reporting and restrictions summary at Appendix C.

2. Reporting Requirements:
Annual On-line Training: Complete on-line training course via Learning Management System at least annually.  Notice to complete will be e-mailed with instructions.

Annual Compliance Certification: Complete a certification in PTA (using Certification of Compliance (CODE)) at least annually.  Access Persons will certify:
•
That they have read, understand and agree to comply with: (i) those provisions of this Code that pertain to them; (ii) all provisions of the Policy on Insider Trading; (iii) all provisions of the Portfolio Holdings Policy; and (iv) those provisions of the Political Contributions Policy that pertain to them.

•
Agreement to report any violations of the Code to the Chief Compliance Officer and cooperate with any investigations or inquiries to determine whether substantive violations of this Code, or of the Policy on Insider Trading, Portfolio Holdings Policy or Political Contributions Policy, have occurred.

•	Compliance with the Code at all times since the effective date of such person’s last such certification.

Reporting of Accounts: Report in PTA any new brokerage accounts, Reportable USAA Fund accounts (meaning all USAA Funds except the money market funds) and any other account types listed in Appendix D.  Accounts must be reported within calendar 15 days of the account being opened.  The closing of any account is also reported via PTA.  Accounts opened with USAA Brokerage Services and the USAA Funds’ transfer agent, SAS, must also be reported by you (PTA may not automatically identify all new accounts).

For each of your reportable accounts, you are required to provide duplicate statements and duplicate trade confirmations to the office of the Chief Compliance Officer.  The office of the Chief Compliance Officer will initiate the request for duplicate statements and trade confirmations after you enter the account in PTA.  If the firm from which you currently receive statements is not able to send statements and confirmations directly to USAA, you will be notified and be required to submit copies promptly after you receive them.

Certification of Holdings: Certify in PTA (using Certification of Initial Holdings) within 10 days after being designated as an Access Person and at least annually, generally as of December 31 of the prior year (using Certification of Annual Holdings).   The

Certification of Initial Holdings and Certification of Annual Holdings are required regardless of whether or not the Access Person has any holdings to report.
Exception for Managed Accounts: The holdings in a managed account do not need to be reported if the office of the Chief Compliance Officer has previously approved the managed account for such exemption.  All other provisions under this Code are still required to be fulfilled with regard to managed accounts.  Requests can be submitted for written approval by completing the Managed Accounts Exemption disclosure form on PTA.

Certification of Quarterly Transactions: Certify in PTA (using Certification of Quarterly Transactions) within 30 calendar days after the end of each calendar quarter all personal securities transactions executed during the quarter.  The Certification of Quarterly Transactions is required regardless of whether or not the Access Person had any securities transactions activity during the quarter.

The Certification of Quarterly Transactions must also include any voluntary contributions to or redemptions from Dividend Reinvestment Plans (DRIPs), Employee Stock Option Plans (ESOPs), Employee Stock Purchase Plans (ESPPs) or similar stock compensation plans.  To facilitate certification, a listing of certain transactions received through duplicate confirmations will be provided in PTA.  An Access Person must review and report any information that is missing or incorrect (e.g., DRIP transactions) by sending an e-mail to imcofpscodeofethics@usaa.com.

Access Persons transactions in Covered Securities and Reportable USAA Funds effected pursuant to an automatic investment or dividend/capital gain reinvestment plan do not need to be reported in the Certification of Quarterly Transactions.  If an Access Person effects any transaction that overrides the pre-set schedule or allocations of the automatic investment or dividend/capital gain reinvestment plan, these transactions must be included in the Access Person’s Certification of Quarterly Transactions.

Exception for Managed Accounts: The transactions effected in a managed account do not need to be reported if the office of the Chief Compliance Officer has previously approved the managed account for such exemption.  All other provisions under this Code are still required to be fulfilled with regard to managed accounts.  Requests can be submitted for written approval by completing the Managed Accounts Exemption disclosure form on PTA.

3. Personal Investing and other Restrictions:
Excessive Trading in USAA Mutual Funds: Excessive Trading in Reportable USAA Funds (meaning all USAA Funds except the money market funds) is not permitted.  Excessive Trading is defined as a transaction in a Reportable USAA Fund which, when matched (on either a purchase-and-sale, or sale-and-purchase, basis) with any other such transaction (other than a transaction made pursuant to an automatic dividend reinvestment or automatic investment plan) by or on behalf of the same person in the same Reportable USAA Fund occurring within thirty (30) calendar days before or after the subject transaction, regardless of whether such transactions occur across multiple accounts in the same Reportable USAA Fund.  The excessive trading restriction does not apply to transactions in the USAA Ultra Short-Term Bond Fund, USAA Short-Term Bond Fund and USAA Tax Exempt Short-Term Fund.  Further short-term trading restrictions are also disclosed in each Fund’s prospectus.

A person may be granted an exception by the office of the Chief Compliance Officer to trade within the 30-day period if they can demonstrate in writing prior to the transaction that a bona fide and sufficient personal or family economic hardship exists warranting the gravity of an exception.

Initial Public Offerings: Access Persons are prohibited from participating in Initial Public Offerings (IPOs).  IPO means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration was not subject to broker-dealer reporting requirements of the Securities Exchange Act of 1934.

Limited Offerings: Access Persons must obtain prior written approval from the office of the Chief Compliance Officer before participating in a limited offering transaction.  Limited offering means an offering that is exempt from registration under state securities laws and under the Securities Act of 1933, such as private placements, transactions by an issuer not involving a public offering or sales of securities to accredited investors, or sales of securities to a limited number of investors or in limited dollar amounts, including hedge funds (e.g., private placements, hedge funds, private investment partnerships and other private interests).  If a limited offering security is owned at the time the individual becomes an Access Person, the individual must identify such to the office of the Chief Compliance Officer and continue to report in PTA.  Requests can be submitted for written approval by completing the Limited Offering disclosure form on PTA.

In determining whether or not to grant approval of participating in a limited offering, the Chief Compliance Officer is directed to consider, among any other pertinent factors, whether the investment opportunity is available to, and should be reserved solely for, the USAA Funds or other AMCO- or IMCO-managed accounts and whether the opportunity is or seems to have been made available to the Access Person due to or by virtue of the position which he or she holds with USAA and/or the USAA Funds.  Access Persons who are granted approval to purchase a limited offering must comply with the continuing disclosure requirements in connection with any conflict(s) of interest that might arise should IMCO, AMCO, any USAA Fund or any other AMCO- or IMCO-managed account consider for purchase, sale or retention of any security whatsoever issued by the same issuer.

Options: Individuals are prohibited from using options or other derivative instruments to evade the restrictions of this Code.  Options transactions with respect to a covered security may not be used if the Code would prohibit taking the same position or making the same transaction directly in the covered security.

Trading Covered Securities: Access Persons with actual knowledge regarding a covered security or equivalent covered security (security) purchased or sold one trading day earlier, or being considered for purchase or sale on the current or next trading day, by a USAA Fund portfolio or other account managed directly by IMCO or AMCO may not effect a personal securities transaction involving such security.  In the event that a personal covered securities transaction is effected in contravention of the foregoing restriction, the Access Person shall, as soon as practicable after becoming aware of the violative nature of his or her personal transaction (irrespective of any pre-execution clearance which may have been previously granted for the transaction), promptly (1) advise the office of the Chief Compliance Officer of the violation and (2) comply with whatever directions, by way of disgorgement, which the Chief Compliance Officer may issue in order for the violation to be fully and adequately rectified.

Access Persons, other than those who are also Pre-Clearance Personnel, shall not be required to obtain approval of the execution of any personal securities transaction in a security provided that at the time of execution of the given personal securities transaction, they have no actual knowledge regarding whether or not the security at issue was purchased or sold one trading day prior, or is actively being considered for purchase or sale on the current or next trading day, by or on behalf of any portion of a USAA Fund or other account managed directly by IMCO or AMCO.  Should such Access Person believe that he or she is, in fact, in possession of such knowledge with respect to a contemplated personal securities transaction, the transaction may not occur without pre-clearance approval.

Restricted Securities List: Access Persons are prohibited from trading in securities on the restricted securities list.  Notice of changes to the restricted securities list is provided by e-mail and can also be viewed on PTA under the Documents section.

Investment Clubs: Access Persons must obtain prior written approval from the office of the Chief Compliance Officer before participating in any investment club, other similar club or outside investment contest.  Requests can be submitted for written approval by completing the Investment or Other Similar Clubs or Groups disclosure form on PTA.

Gifts: In addition to those provisions of the USAA Ethics office conflict of interest guidelines under the FAQ section and NASD Conduct Rules relating to the giving or receipt of gifts and other benefits, all Access Persons are prohibited from receiving or giving any gift, gratuity, favor, award or other item or benefit having a market value in excess of $100 per person, per year, from or to or on behalf of any person or entity that does, or seeks to do, business with or on behalf of USAA or any USAA Fund.  Business-related entertainment such as meals, tickets to the theater or a sporting event which are infrequent and of a nonlavish nature are excepted from this prohibition.  Questions should be directed to your respective ethics officer representative or the Chief Compliance Officer.  A Gifts, Gratuities, Favors, Awards or Other Benefits disclosure form is available on PTA.

Conflicts of Interest: With respect to any material conflict(s) of interest which an Access Person may have with regard to any covered security in which he or she has a direct or indirect beneficial ownership (see Appendix B) and which he or she knows, or has reason to know, is the subject of a buy, sell or hold recommendation to or concerning any USAA Fund or other AMCO- or IMCO-managed account, such Access Person shall make prompt written disclosure to the Chief Compliance Officer as well as to the department head in the Access Person’s area of the firm.

Board of Directorships: Access Persons are prohibited from serving on the board of directors of any publicly traded company without prior written approval by the Investment Code of Ethics Committee (Committee).  Applications for approval of service as a director of a publicly traded company shall be directed, in writing, to the office of the Chief Compliance Officer for prompt forwarding to the Committee.  Requests can be submitted for written approval by completing the Directorship disclosure form on PTA.  In dealing with such applications, the Committee shall consider all factors which it deems to be pertinent to the request.  Approvals, once granted, may be revoked, at the discretion of the Committee, at any time and upon no prescribed advance notice.

If an Access Person is granted approval to serve as a director of a publicly traded company, he or she shall personally refrain from participating in any deliberations, recommendations or considerations of whether or not to recommend that any securities of that company be purchased, sold or retained in the investment portfolio of any USAA Fund or other AMCO- or IMCO-managed account.  All appropriate Portfolio Managers are to be advised in writing by the Chief Compliance Officer that the specific Access Person is to be excluded from such decisions.

B. PRE-CLEARANCE PERSONNEL

1. Definition:
•
any Portfolio Manager or any employee of the USAA Funds, IMCO, AMCO or FPS (or of any company in a control relationship to the USAA Funds or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations on behalf of IMCO or AMCO regarding the purchase or sale of specific securities by the USAA Funds or other AMCO- or IMCO-managed account (including, but not limited to, USAA Managed Portfolios, USAA Trust Investment Management and USAA affiliate investment portfolios);

•
any natural person who controls the USAA Funds or investment adviser who regularly obtains information concerning recommendations made to the USAA Funds or other AMCO- or IMCO-managed account regarding the purchase or sale of specific securities by the USAA Funds or other AMCO- or IMCO-managed account;

•	any officer of AMCO or IMCO (at the level of assistant vice president or higher) or officer of USAA Mutual Funds Trust;

•	the administrative assistants of those persons identified in the subsections above;

•	any other person who regularly obtains information concerning recommendations or securities transactions of the USAA Funds or other AMCO- or IMCO-managed accounts; and

•	any other person designated by the Chief Compliance Officer.

2. Reporting Requirements: Pre-Clearance Personnel must also adhere to all of the reporting responsibilities and restrictions of Access Persons in addition to those below items.

3. Personal Investing and other Restrictions:
Trade Pre-Clearance: Pre-Clearance Personnel must obtain express approval through PTA, prior to the execution of any personal securities transaction in a covered security.  See Appendix E for a listing of pre-clearance requirements for various security types.  Pre-clearance also applies to any voluntary contributions or redemptions to Dividend Reinvestment Plans (DRIPs), Employee Stock Option Plans (ESOPs) and Employee Stock Purchase Plans (ESPPs), or other similar stock plans in which they will have any direct or indirect beneficial ownership.    See other special pre-clearance requirements for limited offerings under the Limited Offerings section.

The pre-clearance process is completed through PTA and you must receive approval through PTA prior to placement of a trade.  Transaction approvals granted for requests must be executed by the close of the New York Stock Exchange on the business day of the clearance approval at which time the clearance shall be deemed to have lapsed and terminated necessitating a further pre-clearance request if the trade is still desired to be pursued (for example, if authorization is provided on a Monday, it is effective until the end of the trading day on Monday).  You will be required to furnish whatever information is called for by PTA or the office of the Chief Compliance Officer.

Exceptions to pre-clearance requests, when denied or if there are special circumstances surrounding the request, may be granted by the office of the Chief Compliance Officer upon prior written request.  The office of the Chief Compliance Officer shall make such inquiries as are reasonably necessary to determine whether the proposed transaction in a covered security would violate any express provision of this Code, or would otherwise give rise to a material conflict of interest, and shall take such action as may be consistent with such determination.  Requests can be submitted for written approval by completing the Trade Exception Approval Request disclosure form on PTA.

Pre-Clearance Personnel may not effect a personal securities transaction if (i) a USAA Fund portfolio or other account managed directly by IMCO or AMCO purchased or sold the same security one trading day earlier; or (ii) the Pre-Clearance Personnel has actual knowledge regarding whether the same security is being considered for purchase or sale on the current or next trading day by a USAA Fund portfolio or other account managed directly by IMCO or AMCO.  In the event that a personal covered securities transaction is effected in contravention of the foregoing restriction, the Pre-Clearance Personnel involved shall, as soon as practicable after becoming aware of the violative nature of his or her personal transaction (irrespective of any pre-execution clearance which may have been previously granted for the transaction), promptly (1) advise the office of the Chief Compliance Officer of the violation and (2) comply with whatever directions, by way of disgorgement, which the Chief Compliance Officer may issue in order for the violation to be fully and adequately rectified.

Approval of a request for pre-execution clearance shall not operate as a waiver or presumption of satisfaction of any other provision of this Code (including the 60-day short-term matched profit restriction), but only as evidence of good faith on your part, which may be considered by the Committee should a violation of any other provision of this Code be determined to have occurred.  You are responsible for ensuring compliance with all other trading restrictions in this Code even when pre-execution clearance has been granted.  PTA will generally not identify any other violations when pre-clearance is requested.

Exception for Managed Accounts: Pre-clearance approval need not be filed for any transaction to be effected in a managed account if the office of the Chief Compliance Officer has previously approved the managed account for such exemption.  All other provisions under this Code are still required to be fulfilled with regard to managed accounts.  Requests can be submitted for written approval by completing the Managed Accounts Exemption disclosure form on PTA.

60-day Short-Term Matched Profit: Pre-Clearance Personnel shall not engage in any short-term matched profit transaction within the meaning of this Code.  Short-term matched profit transaction means the combination of any personal securities transaction in a covered security which, when matched (on either a purchase-and-sale, or sale-and-purchase, basis) with any other such transaction by or on behalf of the same person in the same (or any “equivalent”) covered security occurring within sixty (60) calendar days before or after the transaction, results in actual trading profit for the person.

Gains (profits) are calculated based on a first in, first out (FIFO) method meaning the current purchase or sale transaction is matched against the first purchase or sale made during the last 60-day period.  You are prohibited from profiting from the purchase and sale (or sale and purchase) of the same or equivalent securities within 60 calendar days.  PTA does not have the capability to determine whether a security will be sold at a gain or loss or cross check multiple accounts and therefore cannot provide advance warning.

Pre-Clearance Personnel should note that this prohibition is intended to apply to all instances of short-term (i.e., 60 calendar days or less) purchase and sale or sale and purchase or security “short-selling,” as well as short-term investment activities (of a hedging, as well as a speculative nature) in or involving options.  For example, if you buy shares of stock (or options on such shares) and then sell those shares within 60 days at a profit, a violation will be identified and any gain from the transactions shall be disgorged to a USAA approved charity.

This restriction applies across all account types.  For example, a purchase in an IRA account and sale of the same or equivalent security in a personal brokerage account within 60 days at a gain would be a violation of this restriction.

The Chief Compliance Officer may determine, in his or her discretion, to exempt this prohibition in cases where: (i) the transaction, and any earlier personal securities transaction with which it may be matched over the most recent 60 calendar days, do not appear to evidence actual abuse of a conflict of interest with any USAA Fund or other AMCO- or IMCO-managed account (as, for example, where the covered security(ies) involved has (have) not recently been held, traded or actively considered for investment or trading by such accounts); or (ii) Pre-Clearance Personnel can demonstrate prior to the transaction that a bona fide and sufficient personal or family economic hardship exists warranting the granting of such an exception.  Exceptions should be granted only upon meritorious circumstances.

De Minimis Exemption: Certain securities at the discretion of the Chief Compliance Officer (e.g., S&P 500 Index securities) will receive pre-clearance approval upon request in PTA that would otherwise be denied under pre-clearance Code restrictions.  Such transactions will also not be subject to the 60-day short-term matched profit restriction but will be subject to the other provisions of the Code.  Options on these securities do not qualify for this exemption.  Only the specific securities listed in the De Minimis Exemption Securities List on PTA qualify.

C. PORTFOLIO MANAGER

1. Definition: Portfolio Manager means any Access Person who, with respect to any USAA Fund or other AMCO- or IMCO-managed account, has or shares with any other person the primary responsibility for the day-to-day management of the investment portfolio of such USAA Fund or AMCO- or IMCO-managed account.

2. Reporting Responsibilities: Portfolio Managers must adhere to all of the reporting responsibilities and restrictions of Access Persons and Pre-Clearance Personnel in addition to those below.

3. Personal Investing and other Restrictions:
14-Day Blackout Period: Portfolio Managers may not effect a personal covered securities transaction within seven (7) calendar days before, or seven (7) calendar days after, the trade date of a purchase or sale of the same covered security by or on behalf of any USAA Fund or other AMCO- or IMCO-managed account for which he or she serves as Portfolio Manager.  The de minimis exemption does not apply.  In the event that a personal covered securities transaction is effected in contravention of the foregoing restriction, the Portfolio Manager involved shall, as soon as practicable after becoming aware of the violative nature of his or her personal transaction (irrespective of any pre-execution clearance which may have been previously granted for the transaction), promptly (1) advise the office of the Chief Compliance Officer of the violation and (2)

comply with whatever directions, by way of disgorgement, which the Chief Compliance Officer may issue in order for the violation to be fully and adequately rectified.

Exceptions to the 14-day blackout period, at the discretion of the Chief Compliance Officer, may be granted upon prior written request.

D. INDEPENDENT TRUSTEE

1. Definition: Any trustee of a USAA Fund who is not an interested person of the Fund as defined by Section 2(a)(19)(A) of the Investment Company Act of 1940 and rules of the Commission thereunder.

2. Reporting Requirements:
Independent Trustees must complete a certification upon initial election to the USAA Funds’ board of trustees and no less frequently than annually thereafter.  Independent Trustees (as defined below) will certify:
•
That they have read, understand and agree to comply with: (i) those provisions of this Code that pertain to them; (ii) all provisions of the Policy on Insider Trading; (iii) all provisions of the Portfolio Holdings Policy; and (iv) those provisions of the Political Contributions Policy that pertain to them.

•
Agreement to report any violations of the Code to the Chief Compliance Officer and cooperate with any investigations or inquiries to determine whether substantive violations of this Code, or of the Policy on Insider Trading, Portfolio Holdings Policy or Political Contributions Policy, have occurred.

•	Compliance with those provisions of this Code specifically applicable to Independent Trustees.

3. Personal Investing and other Restrictions:
With respect to any material conflict(s) of interest which an Independent Trustee may have with regard to any covered security in which he or she has a direct or indirect beneficial ownership (see Appendix B) and which he or she knows, or has reason to know, is the subject of a buy, sell or hold recommendation to or concerning any USAA Fund or other AMCO- or IMCO-managed account, such Independent Trustee shall make prompt written disclosure to the Chief Compliance Officer.

Independent Trustees with actual knowledge at the time of his or her proposed transaction regarding a security purchased or sold one trading day earlier, or being considered for purchase or sale on the current or next trading day, by a USAA Fund portfolio or other account managed directly by IMCO or AMCO may not effect a personal securities transaction involving such security.  In the event that a personal covered securities transaction is effected in contravention of the foregoing restriction, the Independent Trustee involved shall, as soon as practicable after becoming aware of the violative nature of his or her personal transaction (irrespective of any pre-execution clearance which may have been previously granted for the transaction), promptly (1) advise the office of the Chief Compliance Officer of the violation and (2) comply with whatever directions, by way of disgorgement, which the Chief Compliance Officer may issue in order for the violation to be fully and adequately rectified.

Independent Trustees shall not be required to obtain the express approval of the execution of any personal securities transaction in a Covered Security provided that at the time of execution of the given personal securities transaction, they have no actual knowledge regarding whether or not the security at issue was purchased or sold one trading day prior, or is actively being considered for purchase or sale on the current or next trading day, by or on behalf of any portion of a USAA Fund or other account managed directly by IMCO or AMCO.  Should such Independent Trustee believe that he or she is, in fact, in possession of such knowledge with respect to a contemplated personal securities transaction, the transaction may not occur without pre-clearance approval.

While Independent Trustees are generally not required to submit quarterly reports, an Independent Trustee must submit a quarterly report if at the time of execution of the given personal securities transaction, he or she knew, in the ordinary course of fulfilling his or her official duties as an Independent Trustee, or should have known that during the 15-day period immediately before or after his or her transaction in a covered security, a USAA Fund purchased or sold the covered security, or a USAA Fund (or its investment adviser/subadviser) considered purchasing or selling the covered security.  Independent Trustees must submit these reports to the Chief Compliance Officer within 30 days of the end of the calendar quarter in which the trade occurred.

Investment Code of Ethics Committee

The Investment Code of Ethics Committee (Committee) has authority and responsibility to interpret, adopt and implement procedures designed to ensure compliance with this Code.  The Corporate Governance Committee of the USAA Funds receives recommendations from the Committee concerning the interpretation, adoption of amendments and implementation of procedures designed to ensure compliance with the Code by the USAA Funds.

The Committee shall perform an annual review of the Code, Policy on Insider Trading, Portfolio Holdings Policy and the Political Contributions Policy to discuss (i) what, if any, changes may be appropriate; and (ii) review any compliance matters.

Upon completion of the annual review, the Chief Compliance Officer, on behalf of the Committee, shall prepare an annual written report to the USAA Funds’ Board of Trustees that at a minimum,
•	summarizes existing procedures contained in the Code and any changes in the procedures made during the past year;
•	describes any issues arising under the Code or procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations;
•	identifies any recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices or developments in applicable laws or regulations; and
•	certifies that the USAA Funds, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

In conjunction with its annual review of the Code, the Committee will also provide a report to the Corporate Governance Committee of the USAA Funds summarizing the provisions of the Code as they apply to the Independent Trustees and proposing any changes to the Code as they apply to the Independent Trustees.

The office of the Chief Compliance Officer is delegated by the Committee, authority to issue a letter of caution or a verbal warning for any violation of the substantive or procedural requirements of this Code.  A summary of all letters of caution and verbal warnings issued will be provided to the Committee on a quarterly basis.  The Committee maintains written guidelines for disciplinary actions related to non-material code violations.

The Committee may investigate as well as conduct informal hearings (including the power to call individuals as witnesses) to determine whether material violations of this Code have been committed.  In the event that a material violation of this Code is determined to have occurred, the Committee may impose certain employment-related sanctions.

The Committee may issue directions or delegate to the office of the Chief Compliance Officer, by way of fine, disgorgement of any security or money gained (for example, disgorge profits realized on excessive trading or 60-day short-term matched profit), and to take whatever further enforcement action the Committee deems prudent and necessary to see that violations are fully and adequately rectified.  A review group consisting of Legal and/or Compliance personnel may call meetings with employees to review violations, including circumstances in which multiple violations have occurred, and may impose any fines warranted.

Administration of the Code

The Chief Compliance Officer (or such officer’s designee) shall: (i) maintain a list of all Access Persons, to be updated as soon as practicable, but no less frequently than on a monthly basis; and (ii) issue timely notice to all employees of their addition to, or removal from, such list.

The USAA Funds’ Board of Trustees (Trustees) must review and approve any material changes to the Code.  A material change to the Code must be approved by the Trustees no later than six months after adoption of the material change.  The Trustees must base approval on a determination that the Code contains provisions reasonably necessary to prevent Access Persons from violating the Code by engaging in unlawful actions or impermissible conduct.

The following records will be maintained by the office of the Chief Compliance Officer, retained in accordance with the applicable SEC Rule provisions and be made available for examination:

•	Investment Code of Ethics;
•	Records of any violation of the Investment Code of Ethics, and of any action taken as a result of the violation;

•	Record of each report required to be made by an Access Person including any information provided in lieu of the reports (such as brokerage statements);
•	Records of all persons, currently or within the past five years, who are or were required to make reports under the Code of Ethics, or who are or were responsible for reviewing these reports;

•	Record of each report to the USAA Funds’ Board of Trustees;
•	Records of any decision, and the reasons supporting the decision, to approve the acquisition by an Access Person of securities under Limited Offerings; and

•	Record of written affirmations made by each Access Person or Independent Trustee in accordance with the annual certification requirement section of this Code.

Reports provided to the office of the Chief Compliance Officer under this Code are maintained in confidence, except to the extent necessary to implement and enforce the provisions of this Code, to comply with requests for information from regulators, or to comply with applicable laws, rules and regulations.

Appendix A – Definitions

Beneficial Ownership and Beneficial Owner see Appendix B to this Code.

Chief Compliance Officer is a Chief Compliance Officer, or any other individual designated by the Committee to meet the responsibilities of such officer on an interim basis.  Office of the Chief Compliance Officer means the employees designated to receive and review reports and address issues of personal trading, by the Chief Compliance Officer (CCO) and to act for the CCO in the absence of the CCO.

Covered Security encompasses each of the following (but not an Excepted Security or a Reportable USAA Fund):
•
any note, stock, Treasury stock, security future, shares of a closed-end fund, shares of an exchange-traded fund, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights;

•
any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof); or

•
in general, any interest or instrument commonly known as a “security,” or any certificate or interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

Equivalent Covered Security means, with respect to another security (the subject security), any security of the same class as the reference security, as well as any option (including puts as well as calls), warrant, convertible security, subscription or stock appreciation right, or other right or privilege on, for or with respect to the subject security.

Excepted Security means any:
•
security issued by the government of the United States, bankers’ acceptance, bank certificate of deposit, commercial paper, share of any open-end money market fund or share of any other registered open-end investment company (other than a Reportable USAA Fund or an exchange-traded fund); and

•
any other form of “security” which the Committee may hereafter identify as not presenting the sort of conflict of interest concerns which this Code is designed to obviate or control.  Specifically excepted under this section are the following:

o	Investments in Qualified Tuition Programs (such as the USAA College Savings Plan or other 529 plans)

o	Currency

o	Futures contracts on broad based indexes other than “security futures” (e.g., futures on broad-based indices, futures on crops)

In accordance with interpretations of the Securities and Exchange Commission, for purposes of the first bullet above: (i) “security issued by the government of the United States” shall not be deemed to include any indirect obligations of the government of the United States (so-called “agency” obligations) with a remaining maturity in excess of 397 calendar days (e.g., FNMA and FHLMC), but shall be deemed to include any obligations directly issued or guaranteed by the government of the United States, irrespective of the obligation’s initial or remaining maturity (e.g., U.S. Treasury and GNMA); and (ii) certain so-called “money-market instruments,” including conventional repurchase agreements, U.S. government agency obligations and obligations issued or guaranteed by foreign governments maturing within 397 calendar days from date of purchase, may also be deemed to be Excepted Securities.

Federal Securities Laws means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Securities and Exchange Commission (SEC) of the U.S. Department of the Treasury.

Impermissible Conduct means engaging in excessive trading in a Reportable USAA Fund.

Personal Securities Transaction means the execution, either directly or indirectly, of any “purchase or sale of a security.”

Purchase or Sale of a Covered Security shall include any bargain, contract or other arrangement including the writing of an option to purchase or sell a covered security, by which a person (other than a USAA Fund or other AMCO- or IMCO-managed account) purchases, buys or otherwise acquires, or sells or otherwise disposes of, a security in which he or she currently has or thereby acquires any direct or indirect beneficial ownership interest.

Excepted from the definition of this term and from the coverage by this Code is any “purchase or sale of a security:”
•	involving a security or securities account over which a person has no direct or indirect influence or control;
•	which is nonvolitional on the part of the person by or for whom the transaction is effected;

•	which is effected pursuant to an automatic dividend reinvestment plan; or
•
involving either: (i) the purchase of a security effected upon the exercise of one or more rights issued by an issuer pro rata to all holders of a class of its securities, if and only to the extent to which such rights were acquired directly from such issuer; or (ii) the sale of any such rights so acquired.

Reportable USAA Fund means all USAA Funds except the money market funds.

Security Future means a contract of sale for future delivery of a single security or of a “narrow-based security index,” which generally means an index that (1) has 9 or fewer component securities, (2) in which a component security comprises more than 30% of the weighting of the index, (3) in which the 5 highest weighted component securities in the aggregate comprise more than 60% of the weighting of the index, or (4) in which the lowest weighted component securities comprising, in the aggregate, 25% of the weighting of the index have an aggregate dollar value of average daily trading volume of less than $50 million (or in the case of an index with 15 or more component securities, $30 million).

The term security future does not include certain forward contracts, swaps, caps, collars, floors and over-the-counter options (other than options on foreign currencies, options on baskets of currencies, options on a security or options on an index of securities).

This definition is a summary of the definition of Security Future in Section 3(a)(55) of the Securities Exchange Act of 1934.  You should consult with the Chief Compliance Officer (or his designee) if you have any doubt about whether a particular investment transaction you contemplate involves a Security Future.

Security Held or to be Acquired means: any covered security that, within the most recent 15 days, (i) is or has been held by the Fund; or is being or has been considered by the USAA Fund or its investment adviser for purchase by the USAA Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for a Covered Security.

Unlawful Actions means it is unlawful for any Access Person in connection with the purchase or sale, directly or indirectly, by the person of a security held or to be acquired by a USAA Fund or other AMCO- or IMCO-managed account: (i) to employ any device, scheme or artifice to defraud the USAA Fund or other AMCO- or IMCO-managed account; (ii) to make any untrue statement of a material fact necessary in order to make the statements made to the USAA Fund or other AMCO- or IMCO-managed account, in light of the circumstances under which they are made, not misleading; (iii) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the USAA Fund or other AMCO- or IMCO-managed account; or (iv) to engage in any manipulative practice with respect to the USAA Fund or other AMCO- or IMCO-managed account.

Appendix B – Beneficial Ownership

For purposes of the Code, the term “beneficial ownership” shall be interpreted in accordance with the definition of “beneficial owner” set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, which states that the term “beneficial owner” means “any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in” a security.  The term “pecuniary interest” is further defined to mean “the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.”

The pecuniary interest standard looks beyond the record owner of securities.  As a result, the definition of beneficial ownership is extremely broad and encompasses many situations that might not ordinarily be thought to confer a “pecuniary interest” in or “beneficial ownership” of securities.

Securities Deemed to be “Beneficially Owned”
Securities owned “beneficially” would include not only securities held by you for your own benefit, but also securities held (regardless of whether or how they are registered) by others for your benefit in an account over which you have influence or control, for example, securities held for you by custodians, brokers, relatives, administrators or trustees.  The term also includes securities held for your account by pledges, securities owned by a partnership in which you are a general partner and securities owned by any corporation that you control.

Set forth below are some examples of how beneficial ownership may arise in different contexts.

Family Holdings.  Securities held by members of your immediate family sharing the same household are presumed to be beneficially owned by you.  Your “immediate family” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, or any other person who lives in the same household as and provides material support to, or receives material support from, you.  The definition also includes adoptive relationships.  You will be presumed to be the beneficial owner of a family member’s holdings only if that family member shares your household and you share finances.  This includes accounts protected under a pre-nuptial agreement.  However, you also may be deemed to be the beneficial owner of securities held by an immediate family member not living in your household if the family member is economically dependent upon you.

Partnership and Corporate Holdings.  A general partner of a general or limited partnership will generally be deemed to beneficially own securities held by the partnership, as long as the partner has direct or indirect influence or control over the management and affairs of the partnership.  A limited partner generally will not be deemed to own securities held by a limited partnership beneficially provided he or she does not own a controlling voting interest in the partnership.  If a corporation is your

“alter ego” or “personal holding company,” the corporation’s holdings of securities are attributable to you.

Trusts.  Securities held by a trust of which you are a beneficiary and over which you have any direct or indirect influence or control would be deemed to be beneficially owned by you.  An example would be where you as settler have the power to revoke the trust without the consent of another person, or have or share investment control over the trust.

Estates.  Ordinarily, the term “beneficial ownership” would not include securities held by executors or administrators in estates in which you are a legatee or beneficiary, unless there is a specific bequest to you of such securities, or you are the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such bequest.

Some Practical Examples of Beneficial Ownership
•	Ownership of a Covered Security or Reportable USAA Fund by your spouse or minor children

•
Ownership of a Covered Security or Reportable USAA Fund by a family member sharing your household (including an adult child, a stepchild, a grandchild, a parent, stepparent, grandparent, sibling, mother- or father-in-law, sister- or brother-in-law, son- or daughter-in-law, or any other person who lives in the same household as and provides material support to, or receives material support from, you)

•	Ownership, partnership interest or similar interest in a Covered Security or Reportable USAA Fund account held by a corporation, general or limited partnership or similar entity you control

•	Right to receive dividends or interest from a Covered Security or Reportable USAA Fund even if that right is separate or separable from the underlying securities

•
Interest in a Covered Security or Reportable USAA Fund held for the benefit of you alone or for you and others in a trust or similar arrangement (including any present or future right to income or principal)

•	Right to acquire a Covered Security though the exercise or conversion of a “derivative” Covered Security

Securities Deemed Not to be “Beneficially Owned”
For purposes of the Code, the term “beneficial ownership” excludes securities or securities accounts held by you for the benefit of someone else if you do not have a pecuniary interest in such securities accounts.  For example, securities held by a trust would not be considered beneficially owned by you if neither you nor an immediate family member is a beneficiary of the trust.  Another example illustrating the absence of pecuniary interest, and therefore also of beneficial ownership, would be securities held by an immediate family member not living in the same household with you and who is not economically dependent upon you.

“Influence or Control”
Supplementing the foregoing principles of beneficial ownership is a further concept of “direct or indirect influence or control” which, in instances where it appropriately applies, will operate so as to afford persons covered by the Code with an exception from the pre-execution clearance, post-trade reporting and year-end securities position disclosure requirements (as well as the various self-operative investing and trading restrictions) of the Code.  This further concept provides, in effect, that in cases where the beneficial ownership is indirect, the covered person must have an ability to exercise direct or indirect influence or control over the subject security or securities account for such security or account, or an individual transaction therein, to be within the purview of the Code.

To have such “influence or control,” the covered person must have an ability to prompt, induce or otherwise effect transactions in the subject security or securities account.  Like “beneficial ownership,” the concept of influence or control encompasses a wide variety of factual situations.  An example of where influence or control exists would be in which the beneficiary of a revocable trust has significant ongoing business and social relationships with the trustee of the trust.  Examples in which influence or control does not exist would be a trust blind trust or securities held by a limited partnership in which the covered person’s only participation is as a noncontrolling limited partner.  The determining factor in each case will be whether the covered person has any direct or indirect influence or control over the subject security or securities account.  You are presumed under the Code to have “influence or control” as a result of having the following:
•	Investment control (sole or shared) over a personal brokerage account

•
Investment control (sole or shared) over an account in the name of your spouse or minor children, unless you have renounced an interest in your spouse’s assets (subject to the approval of the Chief Compliance Officer)

•	Investment control (sole or shared) over an account in the name of any family member, friend or acquaintance

•	Involvement in an investment club

•	Trustee power over an account

•	An active power of attorney or limited trading authorization over an account

Appendix C – Reporting and Restrictions Summary

These lists are not all inclusive and may be changed from time to time.

Reporting Requirements	Page	For All Individuals
Annual On-line Training *	5	X
Annual Compliance Certification*	5	X
Reporting of Accounts*	5	X
Certification of Holdings*	5	X
Certification of Quarterly Transactions	6	X

Restrictions	Page	Access Person	Pre-Clearance Personnel	Portfolio Manager
Excessive Trading in USAA Mutual Funds	6	X	X	X
Initial Public Offerings	7	X	X	X
Limited Offerings*	7	X	X	X
Options	7	X	X	X
Trading Covered Securities	7	X	X	X
Restricted Securities List	8	X	X	X
Investment Clubs*	8	X	X	X
Gifts	8	X	X	X
Conflicts of Interest	8	X	X	X
Board of Directorships*	9	X	X	X
Trade Pre-Clearance	10		X	X
60-day Short-Term Matched Profit	11		X	X
14-Day Blackout Period	12			X

*Upon initially being subject to the Code, individuals must also complete and/or report the noted items.

Appendix D – Account Reporting Requirements

This list is not all inclusive and may be updated from time to time.  Accounts are required to be reported in PTA initially and within 15 calendar days of opening.

Account Type	Reporting Required?*
USAA Brokerage	Yes
Non-USAA Brokerage	Yes
USAA Mutual Fund (excludes money market funds)	Yes
Non-USAA Mutual Fund	No
DRIP (Dividend Reinvestment Program)	Yes
ESOP (Employee Stock Option Plan)	Yes
ESPP (Employee Stock Purchase Plan)	Yes
401(k) (only if includes the ability to trade individual stocks)	Yes
Stock Certificates	Yes
Oil, Gas, or Other Mineral Rights	Yes
Managed accounts (e.g., USAA Managed Portfolios); requires prior approval for transaction/holding exemption	Yes

Investments in Qualified Tuition Programs (such as the USAA College Savings Plan or other 529 plans)	No
Variable Annuities	No
Certificates of Deposit	No
Automatic Trading Programs	Not Allowed
Peer-to-Peer Lending	No
Currency	No
*If “Yes” then reporting is required for your accounts, your spouse’s accounts, your dependent children’s accounts, and any other person’s accounts where you may have beneficial ownership as defined in Appendix B.

Appendix E – Pre-Clearance and Reporting by Security Type

This list may not be all inclusive and may be updated from time to time.

Security Type	Pre-clearance Required? (Pre-Clearance Personnel only)	Transactions and Holdings Reporting Required?
Open-end investment companies that are not Reportable USAA Funds	No	No
Reportable USAA Funds	No	Yes
529 plans	No	No
Equity securities (common, preferred and convertibles)	Yes	Yes
Warrants	Yes	Yes
Rights	Yes	Yes
Exchange traded funds (ETFs)	Yes	Yes
Closed-end funds	Yes	Yes
Municipal bond securities	Yes	Yes
Corporate bond securities	Yes	Yes
High yield securities	Yes	Yes
U.S. Treasury securities and other obligations backed by the full faith and credit of the U.S. government (GNMA)	No	No
Debt obligations that are NOT backed by the full faith and credit of the U.S. government (FNMA or FHLMC)	Yes	Yes
Foreign government issued securities	Yes	Yes
Money market instruments	No	No
Limited offerings (e.g., private placements) (use disclosure form in PTA)	Yes	Yes
Security future	Yes	Yes
Options, forwards and futures on commodities	No	No
Options on securities	Yes	Yes
Options on securities indexes	No	No
Futures on securities indexes	No	No
Interests in variable annuity products	No	No
American depositary receipts (ADRs)	Yes	Yes
Certificates of deposit	No	No
Commercial paper	No	No
Currency	No	No

USAA Investment Management Company
USAA Asset Management Company
USAA Financial Planning Services Insurance Agency, Inc.
Policy Statement Concerning Insider Trading

Policy Statement

USAA Investment Management Company (IMCO), USAA Asset Management Company (AMCO) and USAA Financial Planning Services Insurance Agency, Inc. (FPS) each forbid any individual subject to the Investment Code of Ethics from trading, either personally or on behalf of others, including mutual funds and brokerage service or other investment portfolios managed by IMCO or AMCO, on material nonpublic information or communicating material nonpublic information to others in breach of a duty arising out of a relationship of trust or confidence.  This conduct is frequently referred to as “Insider Trading.”  This policy applies to every individual subject to the Investment Code of Ethics and extends to activities within and outside their duties at IMCO, AMCO or FPS.  Every individual subject to the Investment Code of Ethics must read and agree to abide by this Policy Statement.

This Policy Statement applies to trading in all types of financial instruments, including but not limited to, equity, debt, government, municipal, tax-exempt, mutual funds, futures, and options.

What is Insider Trading?
The term Insider Trading is not defined in the federal securities laws, but is generally referred to as the use of material nonpublic information to trade in securities (whether or not one is an “Insider”) or communication of material nonpublic information to others in breach of a duty arising out of a relationship of trust or confidence.

While the law concerning Insider Trading is not static, it is generally understood that the law prohibits:

1.	Trading by an Insider while in the possession of material nonpublic information,

2.
Trading by a noninsider while in possession of material nonpublic information, where the information either was disclosed to the noninsider in violation of an Insider’s duty to keep it confidential or was misappropriated, or

3.	Communicating material nonpublic information to others.

Who is an Insider?

The concept of Insider is broad.  It may include officers, directors and employees of any public company.  In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes.  A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers and the employees of such organizations.  In addition, IMCO or AMCO may become a temporary insider of a company it advises, for which it performs other services or whose securities it owns either directly or beneficially.

What is Material Information?

Trading on inside information is not a basis for liability unless the information is material.  “Material Information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities.  Information that individuals should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.

Material Information does not have to relate to a company’s business.  For example, in Carpenter v. U.S. (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security.  In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable.

What is Nonpublic Information?

Information is nonpublic until it has been effectively communicated to the marketplace.  One must be able to point to some fact to show that the information is generally public.  For example, information found in a report filed with the SEC or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

Procedures to Implement IMCO/AMCO/FPS’s Policy Concerning Insider Trading

All individuals subject to the Code must affirm in writing upon initial employment and at least annually thereafter, that they have read, understand and agree to comply with the USAA Investment Code of Ethics, IMCO/AMCO/FPS Insider Trading Policy, the USAA Funds’ Portfolio Holdings Policy and the IMCO/AMCO/FPS Political Contributions Policy.

Identifying Insider Information

Before trading for yourself or others, including mutual funds or private accounts managed by IMCO or AMCO, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

1.           Is the information material?  Is this information that an investor would consider important in making his or her investment decisions?  Is this information that would substantially affect the market price of the securities if generally disclosed?

2.           Is the information nonpublic?  To whom has this information been provided?  Has the information been effectively communicated to the marketplace by being published in Reuters Economic Services, The Wall Street Journal or other publications of general circulation?

If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps:

1.           Report the matter immediately to the Chief Compliance Officer in writing.

2.           Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by IMCO or AMCO.

3.           Do not communicate the information inside or outside IMCO/AMCO/FPS, other than to the Chief Compliance Officer.

4.           After the Chief Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.  Such communication shall be written.

Restricting Access to Material Nonpublic Information

In the event that you identify certain information as material and nonpublic, such information may be inside information and may not be communicated to anyone, including persons within IMCO/AMCO/FPS, except as provided in Paragraph B above.  In addition, care should be taken so that such information is secure and treated as confidential information.

Resolving Issues Concerning Insider Trading

If, after consideration of the items set forth in Paragraph B, doubt remains as to whether information is material or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any act, it must be discussed with the Chief Compliance Officer before trading or communicating the information to anyone.

Supervisory Procedures for Control of Insider Trading

The role of the Chief Compliance Officer is critical to the implementation and maintenance of IMCO/AMCO/FPS’s policy and procedures against Insider Trading.  Supervisory Procedures can be divided into two classifications – prevention of Insider Trading and detection of Insider Trading.

Prevention of Insider Trading

To prevent Insider Trading, the Chief Compliance Officer shall:

1.           Provide, at least annually, an educational program to familiarize those individuals subject to the Investment Code of Ethics with IMCO/AMCO/FPS’s Policy and Procedures.

2.           Answer questions regarding IMCO/AMCO/FPS’s Policy and Procedures, to include Insider Trading and material nonpublic information transactions.

3.           Resolve issues of whether information received by an individual subject to the Investment Code of Ethics is material and nonpublic.

4.           Review on a regular basis and update as necessary IMCO/AMCO/FPS’s Policy and Procedures.

5.           When it has been determined that an individual subject to the Investment Code of Ethics has material nonpublic information:

i.           implement measures to prevent dissemination of such information, including measures to prevent dissemination to subadvisers;

ii.           if necessary, restrict individuals subject to the Investment Code of Ethics from trading the securities, maintain a Restricted List to include security description, symbol, date restricted and date restriction removed, and communicate such restriction to applicable employees;

iii.           as appropriate, implement enhanced monitoring of employees with such knowledge.

Detection of Insider Trading

To detect Insider Trading, the Chief Compliance Officer or his designee shall:

1.           review the trading activity reports from the Protegent PTA Code of Ethics Reporting System certified by individuals subject to the Investment Code of Ethics,

2.           review the trading activity of mutual funds and any other investment accounts managed by IMCO or AMCO,

3.           review trading activity of IMCO/AMCO’s own account,

4.          coordinate the review of such reports with other appropriate individuals, and
5.           review trading activity alerts generated in the Protegent PTA Code of Ethics Reporting System Control Room for individuals subject to the Investment Code of Ethics.

Special Reports

Promptly, upon learning of a potential violation of IMCO/AMCO/FPS’s Policy and Procedures to Detect and Prevent Insider Trading, the Chief Compliance Officer should consult with appropriate USAA counsel and take appropriate action.

USAA Mutual Funds Trust
Disclosure of Portfolio Holdings Policy

General Statement of Policy

This policy of USAA Mutual Funds Trust (the Funds) has been developed to prevent possible misuse of material nonpublic portfolio holdings information of the Funds.  This policy applies to all individuals subject to the Investment Code of Ethics.

Purpose of Policy

The Funds’ portfolio holdings may be material nonpublic information and, if so, must not be selectively disclosed, except under the safeguards and circumstances provided herein or as otherwise required by state law or federal securities laws.  This policy is designed to prevent the possible misuse of knowledge of the Funds’ portfolio holdings.

Policy

The general policy of the Funds is to not separately disclose to any person the portfolio holdings of the Funds.  Therefore, no person who is covered by this policy may disclose portfolio holdings of the Funds, except as provided herein.

Procedures

To prevent the selective disclosure of portfolio holdings of the Funds, the general policy of the Funds is to NOT disclose any portfolio holdings of the Funds, other than the portfolio holdings filed with the Securities and Exchange Commission (SEC) on Form N-CSR (i.e., annual and semiannual reports), Form N-Q (i.e., quarterly portfolio holdings reports) and any portfolio holdings made available on usaa.com.

The Funds’ general policy of preventing selective disclosure of portfolio holdings shall not apply in the following instances:

•	Where the person to whom the disclosure is made owes a fiduciary or other duty of trust or confidence to the Funds (e.g., auditors, attorneys and Access Persons under the Funds’ Code);
•
Where the person has a valid business reason to have access to the portfolio holdings information and has agreed not to disclose of misuse the information (e.g., custodians, accounting agents, securities lending agents, subadvisers, rating agencies and proxy voting agents);

•	As disclosed in each Funds’ Statement of Additional Information (SAI); and
•	As required by law or a regulatory body.

So, whenever any person covered by this policy receives a request seeking a Fund’s portfolio holdings information which (i) has been filed with the SEC, or (ii) is available on usaa.com, that request may be answered in compliance with USAA Asset Management Company’s internal policies without the need for any special approval by the Fund’s officers.  In addition, any request from a person or entity listed on Exhibit A seeking a Fund’s portfolio holdings information may be answered in compliance with USAA Asset Management Company’s internal policies without the need for any special approval by the Fund’s officers.

Whenever any person covered by this policy receives a request seeking a Fund’s portfolio holdings information and such request does not satisfy any of the conditions set forth in the prior paragraph allowing such request to be answered immediately, such request must be sent in writing to the Chief Compliance Officer (CCO), FASG Counsel, or their designee(s), who will make the determination whether disclosure of such portfolio holdings may be made and whether the relevant Fund needs to make any related disclosure in its SAI.  A report will be made to a Fund’s Board of Trustees at each quarterly meeting about (i) any determinations made by the CCO, FASG Counsel or their designee(s) pursuant to the procedures set forth in this paragraph, and (ii) any violations of this policy.

Records Retention

The CCO, FASG Counsel or their designee(s) shall maintain and preserve in an easily accessible place a copy of this policy (and any amendments) and shall maintain and preserve for a period of not less than six years any written records completed in accordance with this policy.

                                                    Exhibit A

I.           Arrangements to Disclose Portfolio Holdings

If portfolio holdings are released pursuant to an ongoing arrangement with any party, a Fund must have a legitimate business purpose for doing so, and neither the Fund, nor USAA Asset Management Company or its affiliates, may receive any compensation in connection with an arrangement to make available information about the Fund’s portfolio holdings.  A Fund may disclose any and all portfolio information to its service providers and others who generally need access to such information in the performance of their contractual duties and responsibilities and are subject to duties of confidentiality, including a duty not to trade on nonpublic information, imposed by law and/or agreement.  These service providers include each Fund’s:

•	Investment adviser and subadviser(s);
•	Custodian;

•	Administrator;
•	Securities lending agent;

•	Auditors;
•	Internal auditors when necessary to conduct audit-related work;

•	Attorneys;
•	Accounting agent;

•	Proxy voting agent; and
•	Trade analysis consultant.

Each Fund also may distribute portfolio holdings to other entities including:

•	Mutual fund evaluation services such as Lipper Analytical Services;
•	Rating agencies; and

•	Broker-dealers that may be used by the Fund, for the purpose of efficient trading and receipt of relevant research.

II.           Scheduled Disclosure of Portfolio Holdings

•
Each Fund intends to post its annual and semiannual reports and quarterly schedules of portfolio holdings on usaa.com (which typically occurs approximately 60 days after the end of each fiscal quarter).

•	Each money market fund intends to post its monthly portfolio holdings on usaa.com (which typically occurs within 5 business days after the end of each month).

•
Each Fund (except for the USAA money market funds, the Cornerstone Conservative Fund, the Cornerstone Equity Fund and the Target Retirement Funds) intends to post its top 10 holdings on usaa.com 15 days following the end of each month.  The Target Retirement Funds, Cornerstone Conservative Fund

                                            and Cornerstone Equity Fund intend to post all underlying USAA Fund holdings on usaa.com 15 days following the end of each month.
•
Approximately 60 days after the end of each fiscal quarter, a Fund’s portfolio holdings will be delivered to certain independent evaluation and reporting services such as Bloomberg, Standard & Poor’s and Morningstar.

•
For the last month of each quarter, after each Fund’s top 10 holdings (or all USAA fund holdings for the Target Retirement Funds, Cornerstone Conservative Fund and Cornerstone Equity Fund) are made available on usaa.com, this information will be delivered to certain independent evaluation and reporting services such as Lipper, Standard & Poor’s, Thomson Financial and Value Line.

Political Contributions Policy
USAA Investment Management Company
USAA Asset Management Company
USAA Financial Planning Services Insurance Agency, Inc.1

Background
This Political Contributions Policy (the Policy) of USAA Investment Management Company (IMCO), USAA Asset Management Company (AMCO) and USAA Financial Planning Services Insurance Agency, Inc. (FPS) has been developed to prevent IMCO, AMCO and/or FPS and certain individuals associated with IMCO, AMCO and/or FPS from making political contributions to certain elected officials or candidates in exchange for receiving investment advisory services.  This Policy applies to certain individuals designated by IMCO, AMCO and/or FPS who may be involved in the solicitation of a government entity’s investment advisory services and other individuals (including certain directors and executive officers) as determined from time to time by the office of the Chief Compliance Officer (CCO) (collectively, Covered Associates).  The purpose of this Policy is to comply with SEC Rule 206(4)-5, “Political Contributions by Certain Investment Advisers” (Pay-to-Play Rule).1

Policy
All individuals subject to the Investment Code of Ethics are prohibited from making a political contribution for the purpose of soliciting investment advisory business to IMCO, AMCO or FPS.  This prohibition also applies to in-kind contributions, including volunteer activities, hosting events and providing resources such as office space, software or the like.  In addition, Covered Associates cannot coordinate or solicit any person or political action committee (PAC) to make (i) a contribution to an official of a government entity to which IMCO, AMCO, and/or FPS provides or may seek to provide investment advisory services, or (ii) any payment to any state or local political party where IMCO, AMCO and/or FPS is providing or seeking to provide investment advisory services to a government entity.  Further, a Covered Associate is expressly prohibited from serving as a board member of, officer of, or adviser to, the USAA Employee Political Action Committee unless otherwise set forth in the USAA Employee Political Action Committee bylaws.  Covered Associates also cannot make any political contribution indirectly which, if done directly, would result in a violation of the Pay-to-Play Rule.

Individuals designated as Covered Associates must obtain prior approval from the office of the CCO before making any political contributions (including contributions in-kind),

1 USAA Financial Planning Services Insurance Agency, Inc. (FPS) is also subject to the restrictions of the SEC’s Pay-to-Play Rule.  However, presently FPS is not involved in advising or seeking to advise government entity clients and limits its business to providing only retail financial planning services for, among others, USAA members, persons eligible to be USAA members, and persons enrolled in the USAA Wealth Management program.  Thus, FPS and its directors and executive officers currently are not in a position to engage in any of the prohibited activities, and they are not considered Covered Associates of FPS under this Policy.  In any event, FPS and its directors and executive officers may not make any political contribution that would indirectly result in a violation of the Pay-to-Play Rule.

directly or indirectly, to elected officials, candidates or political parties or to PACs other than the USAA Employee PAC.  Covered Associates must also certify all quarterly contributions they have directly made and all contributions which have been made through an account that they own and/or control or an account that is owned and/or controlled by a member of their household (e.g., joint checking accounts with spouse or parent, dependent children’s accounts, trust or other fiduciary accounts, etc.), including contributions to any PAC.

Requests for exceptions to the contribution limits outlined in this Policy should be directed to the office of the Chief Compliance Officer.

Procedures
1.
Requests by Covered Associates for prior approval of political contributions (including in-kind contributions) are submitted by completing the Pre-approval of Political Contributions disclosure form on PTA.

2.	Contributions by Covered Associates are limited to $150 per candidate per election.

3.	Contributions by Covered Associates to a PAC other than the USAA Employee PAC are limited to $150 annually.

4.	Contributions by Covered Associates to the USAA Employee PAC are not subject to the $150 limitation but must be reported annually.

5.
Covered Associates must provide a quarterly certification of political contributions (using Certification of Political Contributions) within 30 calendar days after the end of each calendar quarter, which is required regardless of whether or not any applicable political contributions were made during the quarter.

6.
On an annual basis, each Covered Associate must complete and submit an annual compliance certification certifying that such Covered Associate has read, understands and agrees to comply with this Policy and has complied with the Policy at all times since the effective date of such person’s last such certification.

7.
Prospective new Covered Associates (such as prospective employees or existing employees undergoing a change in responsibilities) generally are required (prior to receiving an employment offer or changing responsibilities, as applicable) to submit a certification of political contributions describing all contributions made within the prior 2 years.  If such prospective new Covered Associate becomes designated as a Covered Associate, verification of the information submitted will be required from the Covered Associate.

Records Retention
The office of the CCO shall maintain and preserve in an easily accessible place a copy of this Policy (and any amendments thereto).  In addition, the office of the CCO shall maintain and preserve for a period of not less than six years any written records completed in accordance with this Policy, including:

•	a list of all Covered Associates (including names, titles and business and residence addresses) and IMCO, AMCO and FPS, respectively;
•	a list detailing any and all contributions by IMCO, AMCO and FPS and their respective Covered Associates to government officials, government entities, PACs and political parties;

•	a list of any and all government entities to whom IMCO, AMCO and/or FPS have provided advisory services in the past 5 years (but not prior to September 13, 2010); and
•
a list of any and all broker-dealers, investment advisers, solicitors, finders, placement agents and similar persons to whom IMCO, AMCO and/or FPS provides or has agreed to provide, directly or indirectly, payment to solicit a government entity on its behalf.

Exhibit (i)

[Missing Graphic Reference]

MFS Investment Management Code of Ethics

Owner(s):
Chief Compliance Officer Conflicts Officer

Effective Date: September 19, 2014

Last Review Date:
August 15, 2014

Replaces Policy Version Dated:
November 7, 2013

Contact Persons:
codeofethics@mfs.com
Liz Hurley, Compliance Manager ext. 55836
Jenn Lentz, Compliance Specialist ext. 56588
Katerina Kritikos, Senior Compliance Analyst ext. 55837

Oversight Committee:
Ethics Oversight Committee

Applicability:
All employees of MFS and its subsidiaries

At the direction of the MFS Code of Ethics Oversight Committee (the “Committee”), the above listed personnel and the MFS Investment Management Compliance Department in general, are responsible for implementing, monitoring, amending and interpreting this Code of Ethics.

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                                Table of Contents

Overview and Scope	4
Statement of General Fiduciary Principles	5
Definitions	6
Procedural Requirements of the Code Applicable
to MFS Employees	9
Use of Required Brokers	10
Reportable Funds Transactions and Holdings	10
Disclosure of Employee Related Accounts and Holdings	11
Transactions Reporting Requirements	11
Discretionary Authorization	12
Excessive Trading	12
Use of MFS Proprietary Information	12
Futures and Related Options on Covered Securities	13
Initial Public Offering	13
Investment Clubs and Investment Contests	13
Trading Provisions, Restrictions and Prohibitions	13
Preclearance	13
Private Placements	14
Initial Public Offerings	15
Restricted Securities	15
Short-Term Trading	16
Selling Short	16
Service as a Director	16
Trading Requirements Applicable to Research
Analysts, Research Associates and Portfolio Managers	17
Administration and Enforcement of the Code of Ethics	18
Beneficial Ownership and Control	Exhibit A
Reporting Obligations	Exhibit B
Specific Country Requirements	Exhibit C
Access Categorization of MFS Business Units	Exhibit D

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The following related policies and information can be viewed on DIVA or on @mfs under Employee Resources>Company Policies. Policies are also available on the Compliance Department’s intranet site (unless otherwise noted).

MFS Inside Information Policy

MFS Inside Information Procedures

MFS Code of Business Conduct

The Code of Ethics for Personal Trading and Conduct for Non-Management Directors

The Code of Ethics for the Independent Trustees, Independent Advisory Trustees, and Non-Management Interested Trustees of the MFS Funds

MFS Policy of Handling Complaints MFS-

SLF Ethical Wall Policy

Current list of MFS’ direct and indirect subsidiaries (located on the Legal Department intranet site)

Current list of funds for which MFS acts as adviser, sub-adviser or principal underwriter (“Reportable Funds”)

Information Security Policy

Antitrust Policy Anticorruption Policy

Political Contributions and Activity Policy

Social Media Policy

Note:  The related policies and information are subject to change from time to time.

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Overview and Scope

The MFS Investment Management Code of Ethics (the “Code”) applies to Massachusetts Financial Services Company as well as all of its direct and indirect subsidiaries (collectively, the “MFS Companies”), and is designed to comply with applicable U.S. federal securities laws. The MFS Compliance Department, under the direction of MFS’ Chief Compliance Officer and the Code of Ethics Oversight Committee (the “Committee”), administers the Code.

The provisions of the Code apply to MFS “Employees” wherever located and other persons as designated by the Committee, as detailed on page 6 in Part II of the Definitions section of the Code. In certain non-U.S. countries, local laws or customs may impose requirements in addition to those imposed by the Code. MFS Employees residing in a country identified in Exhibit C are subject to the applicable requirements set forth in Exhibit C, as updated from time to time. The Code complements MFS’ Code of Business Conduct. As an Employee of MFS, you must follow MFS’ Code of Business Conduct, and any other firm-wide or department-specific policies and procedures.

This Code does not apply to directors of MFS who are not also MFS Employees (“MFS Non- Management Directors”) or Trustees of MFS’ sponsored SEC registered funds who are not also Employees of MFS (“Fund Non-Management Trustees”). MFS Non-Management Directors and Fund Non-Management Trustees are subject to the Code of Ethics for Personal Trading and Conduct for Non-Management Directors and the Code of Ethics for the Independent Trustees, Independent Advisory Trustees, and Non-Management Interested Trustees of the MFS Funds, respectively. MFS Employees must be familiar with the Role Limitations and Information Barrier Procedures of these separate codes of ethics. In addition, MFS Employees must understand and comply with the MFS-SLF Ethical Wall Policy.

The Code is structured as follows:

•	Section I identifies the general purpose of the Code.

•	Section II defines Employee classifications, Employee Related Accounts, Covered Securities and other defined terms used in the Code.

•	Section III details the procedural requirements of the Code which are applicable to MFS Employees.

•	Section IV identifies the trading provisions and restrictions of the Code which are applicable to Access Persons and Investment Personnel (as defined in Section II).

•	Section V details specific trading prohibitions applicable to Research Analysts, Research Associates and Portfolio Managers.

•	Section VI outlines the administration of the Code, including the imposition and administration of sanctions.

•	Exhibit A provides additional guidance and examples of beneficial ownership and control.

•	Exhibit B details the specific reporting obligations for Employees.

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I.	Statement of General Fiduciary Principles

The MFS Investment Advisers and its subsidiaries owe a fiduciary duty to their advisory clients. MFS Heritage Trust Company (“MHTC”) officers providing investment advice to the Collective Investment Trusts (“CITs”) owe a fiduciary obligation to the CITs. All MFS Employees have an obligation to conduct themselves in accordance with the following principles:

•	You have a fiduciary duty at all times to avoid placing your personal interests ahead of the interests of MFS’ Clients;

•	You have a duty to attempt to avoid actual and potential conflicts of interest between personal activities and MFS’ Clients’ activities; and

•	You must not take advantage of your position at MFS to misappropriate investment opportunities from MFS’ Clients.

As such, your personal financial transactions and related activities, along with those of your family members (and others in a similar relationship to you) must be conducted consistently with this Code and in such a manner as to avoid any actual or potential conflict of interest(s) with MFS’ Clients or abuse of your position of trust and responsibility.

MFS considers personal trading to be a privilege, not a right. When making personal investment decisions, you must exercise extreme care to ensure that the prohibitions of this Code are not violated. You should conduct your personal investing in such a manner that will eliminate the possibility that your time and attention are devoted to your personal investments at the expense of time and attention that should be devoted to your duties at MFS.

In connection with general conduct and personal trading activities, employees (as defined on page 6 in Section II of the Code) must refrain from any acts with respect to MFS’ Clients, which would be in conflict with MFS’ Clients or cause a violation of applicable securities laws, such as:

•	Employing any device, scheme or artifice to defraud;

•	Making any untrue statement of a material fact to an MFS Client, or omitting to state a material fact to a client necessary in order to make the statement not misleading;

•	Engaging in any act, practice or course of business that operates or would operate as a fraud or deceit; or

•	Engaging in any manipulative practice.

It is not possible for the Code to address every situation involving MFS Employees’ personal trading. The Committee is charged with oversight and interpretation of the Code in a manner considered fair and equitable, in all cases with the view of placing MFS’ Clients’ interests paramount. It also bears emphasis that technical compliance with the procedures, prohibitions and limitations of the Code will not automatically

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insulate you from scrutiny of, or sanctions for, securities transactions which abuse your fiduciary duty to any MFS Client.

II.	Definitions

The definitions are designed to help you understand the application of the Code to  MFS Employees, and in particular, your situation. These definitions are an integral part of the Code and a proper understanding of them is necessary to comply with the Code. Please contact the Compliance Department if you have any questions. Please refer back to these definitions as you read the Code.

A.	Categories of Personnel.

1.	Investment Personnel means and includes:

a)	Employees in the Equity and Fixed Income Departments, including portfolio managers, research analysts, research associates, traders, support staff, etc; and

b)	Other persons designated as Investment Personnel by MFS’ Chief Compliance Officer (“CCO”), MFS’ Conflicts Officer (“Conflicts Officer”) or their designee(s), or the Committee.

2.
Portfolio Managers are Employees who are primarily responsible for the day-to-day management of a portfolio or discrete portion of any portfolio. Research Analysts (defined below) are deemed to be Portfolio  Managers with respect to any portfolio or discrete portion of any portfolio managed collectively by a committee of Research Analysts (e.g., MFS Research Fund).

3.	Research Analysts are Employees whose assigned duties solely are to make investment recommendations to or for the benefit of any portfolio or discrete portion of any portfolio.

4.	Research Associates are Employees that support Research Analysts and Portfolio Managers by analyzing and presenting information.

5.
Access Persons are those Employees, who, (i) in the ordinary course of their regular duties, make, participate in or obtain information regarding the purchase or sale of securities by any MFS Client; (ii) have access to nonpublic information regarding any MFS Client’s purchase or sale of securities; (iii) have access to nonpublic information regarding the portfolio holdings of any MFS Client; (iv) have involvement in making securities recommendations to any MFS Client or have access to such recommendations that are nonpublic; or (v) have otherwise been designated as Access Persons by the CCO, the Conflicts Officer or their designee(s), or the Committee. All Investment Personnel (including Portfolio Managers and Research Analysts) are also Access Persons.

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Please see Exhibit D for the Access Person designations of MFS’ Employees.

6.	Non-Access Persons are MFS Employees who are not categorized as Access Persons or Investment Personnel.

7.	MFS Employees, or Employee, is all officers, directors (excluding non- management directors) and employees of the MFS Companies, and such other persons as designated by the Committee.

8.	FINRA Affiliated Person is an Employee who is also associated with a FINRA-member firm, or licensed by FINRA.

9.
Covered Person means a person subject to the provisions of this Code. This includes MFS Employees and their related persons, such as spouses and minor children, as well as other persons designated by the CCO or Conflicts Officer, or their designee(s), or the Committee (who, as the case may be, shall be treated as MFS Employees, Access Persons, Non-Access Persons, Portfolio Managers or Research Analysts, as designated by the CCO or Conflicts Officer, or their designees(s), or the Committee). Such persons may include fund officers, consultants, contractors and employees of Sun Life Financial Inc. providing services to MFS.

B.	Accounts are all brokerage accounts (excluding 529 Plans) and Reportable Fund accounts.

C.	Employee Related Account of any person covered under this Code includes but is not limited to:

1.	The Employee’s own Accounts and Accounts “beneficially owned” by the Employee as described below;

2.	The Employee’s spouse/domestic partner’s Accounts and the Accounts of minor children and other relatives living in the Employee’s household;

3.
Accounts in which the Employee, his/her spouse/domestic partner, minor children or other relatives living in the Employee’s household have a beneficial interest (i.e., share in the profits even if there is no influence on voting or disposition of the shares); and

4.
Accounts (including corporate Accounts and trust Accounts) over which the Employee or his/her spouse/domestic partner or other relatives living in the Employee’s household exercises investment discretion or direct or indirect influence or control. For purposes of this definition “direct or indirect influence or control” includes the ability of the Employee to amend or terminate the applicable investment management agreement.

See Exhibit A for a more detailed discussion of beneficial ownership and control. For additional guidance in determining beneficial ownership and control, contact the Compliance Department.

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 Any person subject to this Code is responsible for compliance with these rules with respect to any Employee Related Account, as applicable.

D.
Automatic Investment Plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. This includes a dividend reinvestment plan and payroll and MFS contributions to the MFS retirement plans.

E.	CCO means MFS’ Chief Compliance Officer.

F.	Committee means the Code of Ethics Oversight Committee.

G.	Conflicts Officer means MFS’ Conflicts Officer.

H.	Covered Securities are generally all securities. See Exhibit D for application of the Code to the various security types and for a list of securities which are not Covered Securities.

I.	IPO means an initial public offering of equity securities registered with the U.S. Securities and Exchange Commission or (if necessary) a foreign financial regulatory authority.

J.	MFS Client includes any advisory client of the MFS Investment Advisers.

K.	Private Placement means a security offering that is exempt from registration under certain provisions of the U.S. securities laws and/or similar laws of non-
U.S. jurisdictions. Examples of private placements include investments in private companies, hedge fund offerings, "crowd funding" / "crowd" source capital and other similar investments.  If you are unsure whether the securities are issued in a private placement, you must consult with the Compliance Department).

L.	Portfolio means any fund or account or any discrete portion of a fund or account of a MFS Client.

M.
Investment Related Proprietary Information is information in which MFS has invested its own resources or soft dollars to acquire or develop and/or taken reasonable measures to keep confidential. It does not include information that is generally known or is readily ascertainable. Examples of Proprietary Information include, but are not limited to, internally developed research, research acquired with soft dollars, portfolio transactions and portfolio holdings.

N.
Reportable Fund means any fund for which a MFS Company acts as investment adviser, sub-adviser or principal underwriter. Such funds include MFS’ retail funds, MFS Variable Insurance Trust, MFS Variable Insurance Trust

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II, MFS Institutional Trust, and funds for which MFS serves as sub-adviser1, as well as MFS offshore funds (e.g., MFS Meridian Funds). See the PTA home page or compliance intranet site for a link to the list of Reportable Funds.

O.
MFS Investment Advisers means MFS Investment Management, MFS Institutional Advisors, Inc., MFS Investment Management Canada Ltd., MFS International Ltd., MFS International (U.K.) Limited, MFS International Singapore Pte Ltd. and MFS Investment Management K.K.

III.	Procedural Requirements of the Code Applicable to MFS Employees (Non- Access Persons, Access Persons and Investment Personnel)

A.	Compliance with Applicable Federal Securities Laws:

The MFS Companies are subject to extensive regulation. As an MFS Employee, you must comply not only with all applicable federal securities laws but all applicable firm-wide policies and procedures, including this Code, which may be, on occasion, more restrictive than applicable federal securities laws. MFS Employees residing outside the U.S. must also comply with local securities laws (see Exhibit C for specific country requirements). In addition, MFS Employees must be sensitive to the need to recognize any conflict, or the appearance of a conflict, of interest between personal activities and activities conducted for the benefit of MFS Clients, whether or not covered by the provisions of this policy.

B.	Reporting Violations:

MFS Employees are required to report any violation, whether their own or another individual’s, of the Code, Inside Information Policy and related procedures, Code of Business Conduct, MFS’ Business Gift and Entertainment Policy, Information Security Policy, Political Contributions and Activities Policy, Social Media Policy, Anticorruption Policy and Antitrust Policy and any amendments thereto (collectively, the “Conduct Policies”). Reports of violations other than your own may be made anonymously and confidentially to the MFS Corporate Ombudsman, as provided for in the MFS Policy of Handling Complaints. Alternatively, you may contact the CCO or the Conflicts Officer or their designee(s).

C.	Certification of Receipt and Compliance:

1.	Initial Certification (New Employee).

Within 10 calendar days of commencement of employment, each new MFS Employee must certify that they have read and understand the provisions of the Conduct Policies. This certification must be completed using the Code of

1 Although exchange traded funds sub-advised by MFS meet the definition of reportable funds, investing in ETFs sub-advised by MFS, including the SPDR MFS Systematic Core Equity ETF, the SPDR MFS Systematic Growth Equity ETF and the SPDR MFS Systematic Value Equity ETF is prohibited. Please refer to Section III-O for additional information.

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Ethics system at https://mfs.ptaconnect.com. Compliance and/or the Committee may, at its discretion, determine that this reporting requirement may be fulfilled instead using paper forms.

2.	Quarterly Certification of Compliance.

On a quarterly basis, Employees will be expected to certify that they: (i) have been directed to electronic copies of the then current Conduct Policies;
(ii) have read and understand the Conduct Policies and recognize that they are subject to their requirements; and (iii) have complied with all applicable requirements of the Conduct Policies. This certification shall apply to all Employee Related Accounts, and must be completed using the Code of Ethics system at https://mfs.ptaconnect.com. Compliance and/or the Committee may, at its discretion, determine that this reporting requirement may be fulfilled instead using a paper form.

D.	Use of Required Brokers:

Employees located in the U.S. are required to maintain Employee Related Accounts at, and execute all transactions in Covered Securities through, one or more broker-dealers as determined by the Committee. (A list of required  brokers is located on https://mfs.ptaconnect.com). New Employees should initiate a transfer of Employee Related Accounts to one or more of the required brokers within 45 days of their hire date. Upon opening such an Account, Employees are required to disclose the Account to the Compliance Department. MFS Employees must also agree to allow the broker-dealer to provide the Compliance Department with electronic reports of Employee Related Accounts and transactions executed therein and to allow the Compliance Department to access all Account information. In addition, if the Compliance Department detects an Employee Related Account that was not reported by the Employee, the Compliance Department will request all statements since the Employee's hire date.

Employees located in the U.S. are required to receive approval from the Committee to maintain an Employee Related Account with broker-dealers other than those on the required brokers list. Permission to open or maintain an Employee Related Account with a broker-dealer other than those on the list of approved brokers will not be granted or may be revoked if, among other things, transactions are not reported as described below in Transactions Reporting Requirements, Section III G. The Committee may grant or withhold approval to Employees to open or maintain an Employee Related Account with broker- dealers other than those on the required brokers list in its sole discretion.
Employees should not have any expectation that the Committee will grant approval to open or maintain an Employee Related Account with any broker- dealer other than one on the required brokers list.

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E.	Reportable Funds Transactions and Holdings:

Employees are required to purchase and maintain investments in Reportable Funds sponsored by MFS through MFS, or another entity designated by MFS for Reportable Funds not available for sale in the U.S. Transactions and holdings in sub-advised Reportable Funds or Reportable Funds not available for sale in the U.S. must be reported as described in Sections III-F and III-G below. (See the PTA homepage and the compliance intranet site for a list of products sub-advised by MFS.)

In addition, MFS Employees are subject to the same policies against excessive trading that apply for all shareholders in Reportable Funds. These policies, which are described in the Reportable Funds’ prospectuses, are subject to change.

F.	Disclosure of Employee Related Accounts and Holdings (for details on the specific reporting obligations, see Exhibit B):

1.	Initial Report.

Each new Employee must disclose to the Compliance Department all Employee Related Accounts and all holdings in Covered Securities whether or not held in an Employee Related Account within 10 calendar days of their hire. This includes Covered Securities held directly with the transfer agent or in a dividend reinvestment plan. This report must be made using the Code of Ethics system at https://mfs.ptaconnect.com. Compliance and/or the Committee may, at its discretion, determine that this reporting requirement may be fulfilled instead using a paper form. The report must contain information that is current as of a date no more than 45 days prior to the  date the report is submitted. Also, any Employee Related Accounts newly associated with an Employee, through marriage or any other life event, must be disclosed promptly but no later than prior to completion of the next Quarterly Certification.

2.	Annual Update.

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On an annual basis, Employees will be required to make an annual update of their Employee Related Accounts and all holdings in Covered Securities, whether or not held in an Employee Related Account. The report must contain information that is current as of a date no more than 45 days prior to the date the report is submitted. The Committee may, at its discretion, determine that reporting requirements contained in this section do not apply to holdings in Accounts where investment discretion is maintained by or delegated to an independent third party and the Employee has no present authority to amend or terminate the applicable investment management agreement. Compliance and/or the Committee may, at its discretion, determine that this reporting requirement may be fulfilled instead using a paper form.

G.	Transactions Reporting Requirements:

Each Employee must either report and/or verify all transactions in Covered Securities. Reports must show any purchases or sales for all Covered Securities whether or not executed in an Employee Related Account. Reports must show any purchases or sales for all Covered Securities. Employees must submit a quarterly report within 30 days of calendar quarter end even if they had no transactions in Covered Securities within the quarter. Reports must be submitted using the Code of Ethics system at https://mfs.ptaconnect.com. The Committee may, at its discretion, determine that this reporting requirement may be fulfilled instead using a paper form. For purposes of this report, transactions in Covered Securities that are affected in Automatic Investment Plans need not be reported. The Committee may, at its discretion, determine that reporting requirements contained in this section do not apply to transactions in Accounts where investment discretion is maintained by or delegated to an independent third party and the Employee has no present authority to amend or terminate the applicable investment management agreement. Compliance and/or the Committee may, at its discretion, determine that this reporting requirement may be fulfilled instead using a paper form.

H.	Employees on Leave:

Active Employees who are on leave from MFS are still MFS Employees and as such are subject to the Code as well as to MFS’ other Conduct Policies. Active Employees on leave must continue to report holdings and transactions while on leave consistent with the requirements of Section III. Active Employees on leave will be required to preclear trades if such employees are Access Persons or Investment Personnel and to certify to their compliance for the period of their leave, including verification of transactions and holdings reports, upon their return to work. Inactive Employees who are no longer Access Persons under the Code will not be subject to the Code for the duration of such period of inactivity.

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I.	Discretionary Authorization:

Generally, Employees are prohibited from exercising discretion over Accounts in which they have no beneficial interest. Under limited circumstances, and only with prior written approval from the Compliance Department, an Employee may be permitted to exercise such discretion. In addition, Employees must receive prior written approval from the Compliance Department before: (i) assuming power of attorney related to financial or investment matters for any person or entity; or (ii) accepting a position on an investment committee for any entity.
Further, Employees must notify the Compliance Department upon becoming an executor or trustee of an estate.

J.	Excessive Trading:

Excessive or inappropriate trading that interferes with job performance or compromises the duty that MFS owes to MFS Clients will not be permitted. An unusually high level of personal trading is strongly discouraged and may be monitored by the Compliance Department and reported to senior management for review. A pattern of excessive trading may lead to disciplinary action under the Code.

K.	Use of MFS' Investment Related Proprietary Information:

MFS’ investment recommendations and other Investment Related Proprietary Information are for the exclusive use of MFS Clients. For purposes of this paragraph, MFS Clients include clients of PPM Sponsors and exclude PPM Sponsors themselves. Employees should not use MFS’ Investment Related Proprietary Information for personal benefit or to benefit others. For the avoidance of doubt, this means that you should not recommend securities to non clients based on MFS Investment Related Proprietary Information.

Any pattern of personal trading or emails suggesting use of MFS’ Investment Related Proprietary Information will be investigated by the Compliance Department. Any misuse or distribution in contravention of MFS policies of MFS’ investment recommendations is prohibited. Personal trading conducted in a manner consistent with the pre-clearance rules and other provisions of the
Code is presumed not to be in violation of this section. This presumption, however, is rebuttable if trading patterns and/or other activities indicate otherwise.

L.	Futures, Options and Other Derivatives on Covered Securities and Exchange Traded Funds ("ETFs") and Exchange Traded Notes ("ETNs"):

Employees are prohibited from using derivatives on Covered Securities or ETFs and ETNs to evade the restrictions of this Code. Employees may not use derivatives with respect to a Covered Security or make an investment in an ETF/ETN in order to gain exposure to a Covered Security if the Code would prohibit taking the same position directly in the Covered Security. For example, if a pre-clearance request to buy a security is denied, trading an ETF that has

Page | 13

10% exposure to the same underlying security would be considered a violation of the Code.

M.	Initial Public Offerings:

Employees are generally prohibited from purchasing equity securities in an IPO. Contact the Compliance Department to determine eligibility.

N.	Investment Clubs and Investment Contests:

MFS generally prohibits Employees from direct or indirect participation in investment clubs and investment contests. These prohibitions extend to the direct or indirect acceptance of payment or offers of payments of compensation, gifts, prizes or winnings as a result of participation in such activities. Employees should understand that this prohibition applies with equal force to an investment contest in which contest winners do not win a prize with any monetary value.

O.	Investments in Exchange Traded Funds Sub-advised by MFS:

Employees are prohibited from investing in ETFs sub-advised by MFS, including the SPDR MFS Systematic Core Equity ETF, the SPDR MFS Systematic Growth Equity ETF and the SPDR MFS Systematic Value Equity ETF.

IV.	Trading Provisions, Restrictions and Prohibitions Applicable to All Access Persons and Investment Personnel (collectively, “Access Persons” unless otherwise noted)

A.	Pre-clearance:

Access Persons must pre-clear before effecting a personal transaction in any Covered Security, except for Reportable Funds. Note: All closed-end funds, including closed-end funds managed by MFS, must be pre-cleared.

Generally, a pre-clearance request will not be approved if it would appear that the trade could have a material influence on the market for that security or would take advantage of, or hinder, trading by any MFS  Client within a reasonable number of days. Additionally, any pre-clearance request may be evaluated to determine compliance with other provisions of the Code relevant to the trade or as market or other conditions warrant.

To avoid inadvertent violations, good-till-cancelled orders are not permitted.

Pre-clearance requests will generally be limited to US trading hours with the exception of international employees where pre-clearance is permitted during a specific time-frame as determined by the Committee.

•	Information regarding current pre-clearance hours is available on the Code of Ethics system at https://mfs.ptaconnect.com.

Page | 14

Except as otherwise determined by the Committee, pre-clearance approval is good for the same business day authorization is granted (with the exception of employees located in Japan, Hong Kong, Singapore and Australia who have an additional day to execute a trade).

•	In order to pre-clear, an Access Person must enter his/her trade request into the Code of Ethics system ( https://mfs.ptaconnect.com) on the day they intend to trade.

By seeking pre-clearance, Access Persons will be deemed to be advising the Compliance Department that they (i) do not possess any material, nonpublic information relating to the security or the issuer of the security; (ii) are not using knowledge of any proposed trade or investment program relating to any MFS Client portfolio for personal benefit; (iii) believe the proposed trade is available to any similarly situated market participant on the same terms; and (iv) will provide any relevant information requested by the Compliance Department.
Pre-clearance may be denied for any reason. An Access Person is not entitled to receive any explanation if their pre-clearance request is denied.

Pre-clearance is not required for the below list of transactions. Please see Exhibit E for whether these transactions need to be reported:

•
Purchases or sales that are not voluntary, which include but are not limited to: tender offers, transactions executed by a broker to cover a negative cash balance in an account, broker disposition of fractional shares, and debt maturities. Transactions executed as a result of a margin call or forced cover of a short position do not fall under this exception and must be pre-cleared;

•	Purchases or sales which are part of an Automatic Investment Plan that has been disclosed to the Compliance Department in advance;

•	Transactions in securities not covered by this Code, or other security types for which pre-clearance is not required (see Exhibit E); and

•	Subject to prior approval from the Committee, trades in an account where investment discretion is maintained by or delegated to an independent third party.

B.	Private Placements:

Access Persons must obtain prior approval from the Compliance Department before participating in a Private Placement including a Private Placement of a pooled vehicle managed by MFS. The Compliance Department will consult with the Committee and other appropriate parties in evaluating the request. To request prior approval, Access Persons must provide the Compliance Department with a completed Private Placement Approval Request (see Exhibit F). Access Persons are prohibited from participating in “Private Investments in Public Equity Securities" transactions (commonly referred to as “PIPES” offerings).

Page | 15

If the request is approved, the Access Person must report the trade on the Quarterly Transaction Report and report the holding on the Annual Holdings Report (see Section III. F. and Section III. G.).

If the Access Person is also a Portfolio Manager and has a material role in the subsequent consideration of securities of the issuer (or one that is affiliated) by any MFS Client portfolio after being permitted to make a Private Placement, the following steps must be taken:

1.	The Portfolio Manager must disclose the Private Placement interest to a member of MFS’ Investment Management Committee.

2.
An independent review by the Compliance Department in conjunction with other appropriate parties must be obtained for any subsequent decision to buy any securities of the issuer (or one that is affiliated) for the Portfolio Manager’s assigned client portfolio(s) before buying for the portfolio(s). The review must be performed by the Compliance Department in consultation with other appropriate parties.

C.	Initial Public Offerings and Secondary Offerings:

Access Persons are generally prohibited from purchasing securities in either an IPO or a secondary offering. Under limited circumstances and only with prior approval from the Compliance Department, in consultation with the Committee and/or other appropriate parties, certain Access Persons may purchase equity securities in an IPO or a secondary offering, provided the Compliance Department and/or other appropriate parties determines such purchase does not create a reasonable prospect of a conflict of interest with any Portfolio. To request permission to purchase equity securities in an IPO or a secondary equity offering, the Access Person must provide the Compliance Department with a completed request form (see Exhibit G). To request permission to purchase new issues of fixed income securities, the Access Person must pre- clear the security using the Code of Ethics system at  https://mfs.ptaconnect.com.

D.	Restricted Securities:

Access Persons may not trade for their Employee Related Accounts securities of any issuer that may be on any complex-wide restriction list maintained by the Compliance Department.

E.	Short-Term Trading:

All Access Persons are prohibited from profiting by entering into opening and subsequent closing transactions involving the same or equivalent Covered Security within 60 calendar days.2 Profits from such trades must be disgorged

2   Opening transactions may include but are not limited to: buying securities long, selling securities short, buying a call to open, selling a call to open, buying a put to open and selling a put to open. Note: certain of these transactions

Page | 16

(surrendered) in a manner acceptable to MFS. Any disgorgement amount shall be calculated by the Compliance Department, the calculation of which shall be binding. This provision does not apply to:

•	Transactions in Covered Securities that are exempt from the pre-clearance requirements described above (see Exhibit E);

•
Transactions in Covered Securities executed in an Employee Related Account where investment discretion is maintained by or delegated to an independent third party, and the Committee has exempted the Account from preclearance requirements in Section IV. A.; or

•	Transactions effected through an Automatic Investment Plan.

F.	Selling Short:

Access Persons must not sell securities short. This prohibition includes option transactions designed to achieve the same result, such as writing naked calls or buying puts without a corresponding long position.

G.	Service as a Director:

Access Persons must obtain prior approval from the Compliance Department to serve on a board of directors or trustees of a publicly traded company or a privately held company that is reasonably likely to become publicly traded within one year from the date the Access Person joined the board (for purposes of the Code, a registered investment company that issues redeemable securities registered under the Securities Act of 1933 constitutes a publicly traded company even though no secondary market transactions may occur). In the event an Access Person learns that a privately held company for which the Access Person serves as a director or trustee plans to make a public offering, the Access Person must promptly notify the Compliance Department. Access Persons serving as directors or trustees of publicly traded companies may be isolated from other MFS Employees through “information barriers” or other appropriate procedures.

Access Persons who would like to serve on a board of directors or trustees of a non-profit organization or a privately held company that is not reasonably likely to become publicly traded within one year from the date the Access Person joined the board should refer to the Code of Business Conduct  prior to participating in the outside activity.

V.	Trading Requirements Applicable to Research Analysts, Research Associates and Portfolio Managers

are prohibited outright under Section IV-F of the Code. Please contact the Compliance Department with any questions with respect to the application of this prohibition.

Page | 17

A.	Portfolio Managers Trading in Reportable Funds:

No Portfolio Manager shall buy and sell (or sell and buy) shares within 14 calendar days for his or her Employee Related Accounts of any Reportable Fund with respect to which he or she serves as a Portfolio Manager. This provision does not apply to transactions effected through an Automatic Investment Plan.

B.	Portfolio Managers Trading Individual Securities:

Portfolio Managers are prohibited from trading a security for their Employee Related Accounts (a) for seven calendar days after a transaction in the same or equivalent security in a Portfolio for which he or she serves as Portfolio Manager and (b) for seven calendar days before a transaction in the same or similar security in a Portfolio for which he or she serves as Portfolio Manager if the Portfolio Manager had reason to believe that such Portfolio was reasonably likely to trade the same or similar security within seven calendar days after a transaction in the Portfolio Manager’s Employee Related Accounts. If a Portfolio Manager receives pre-clearance authorization to trade a security in his or her Employee Related Account, and subsequently determines that it is appropriate to trade the same or equivalent security in a Portfolio for which the Employee serves as Portfolio Manager, the Portfolio Manager must contact the Compliance Department prior to executing any trades for his or her Employee Related Account and/or Portfolio.

C.	Affirmative Duty to Recommend Suitable Securities:

Research Analysts have an affirmative duty to make unbiased and timely recommendations to MFS Clients. Research Analysts and Research Associates are prohibited from trading a security they researched on behalf of MFS, or are assigned to research, in an Employee Related Account if he or she has not communicated information material to an investment decision about that  security to MFS Clients in a research note. In addition, Research Analysts are prohibited from refraining to make timely recommendations of securities in order to avoid actual or potential conflicts of interest with transactions in those securities in Employee Related Accounts. For purposes of this and similar provisions herein, including information in a research note or a revised research note constitutes communication to an MFS client.

VI.	Administration and Enforcement of the Code of Ethics

A.	Applicability of the Code of Ethics’ Provisions:

The Committee, or its designee(s), has the discretion to determine that the provisions of the Code do not apply to a specific transaction or activity. The Committee will review applicable facts and circumstances of such situations,

Page | 18

such as specific legal requirements, contractual obligations or financial hardship. Any Employee who would like such consideration must submit a request in writing to the Compliance Department.

B.	Review of Reports:

The Compliance Department will regularly review and monitor the reports filed by Covered Persons. Employees and their supervisors may or may not be notified of the Compliance Department’s review.

C.	Violations and Sanctions:

Any potential violation of the provisions of the Code or related policies will be investigated by the Compliance Department, or, if necessary, the Committee. If a determination is made that a violation has occurred, a sanction may be imposed. Sanctions may include, but are not limited to, one or more of the following: a warning letter, fine, profit surrender, personal trading ban, termination of employment or referral to civil or criminal authorities. Material violations will be reported promptly to the Board of Trustees of the Reportable Funds or relevant committee(s) of the Board.

D.	Appeal of Sanction(s):

Employees deemed to have violated the Code may appeal the determination by providing the Compliance Department with a written explanation within 30 days of being informed of the outcome. If appropriate, the Compliance Department will review the matter with the Committee. The Employee will be advised whether the sanction(s) will be imposed, modified or withdrawn. Such decisions on appeals are binding. The Employee may elect to be represented by counsel of his or her own choosing and expense.

E.	Amendments and Committee Procedures:

The Committee will adopt procedures that will include periodic review of this Code and all appendices and exhibits to the Code. The Committee may, from time to time, amend the Code and any appendices and exhibits to the Code to reflect updated business practices. The Committee shall submit any such amendments to MFS’ Policy Committee for approval and the MFS Internal Compliance Controls Committee for ratification. In addition, the Committee shall submit any material amendments to this Code to the Board of Trustees of the Reportable Funds, or its designee(s), for approval no later than 6 months after adoption of the material change.

Page | 19

Exhibit A

                                                                           Beneficial Ownership and Control

The MFS Investment Management Code of Ethics (the “Code”) states that the Code’s provisions apply to accounts beneficially owned by the Employee, as well as accounts under direct or indirect influence or control of the Employee. Essentially, a person is considered to be a beneficial owner of accounts or securities when the person has or shares direct or indirect pecuniary interest in the accounts or securities. Pecuniary interest means that a person has the ability to profit, directly or indirectly, or share in any profit from a transaction. Indirect pecuniary interest extends to, but is not limited to:

•	Accounts and securities held by immediate family members sharing the same household; and

•	Securities held in trust (certain exceptions may apply at the discretion of the Committee).

In addition, the Code may apply to accounts under the direct or indirect influence or control of the Employee even when the Employee is not considered a beneficial owner.

Practical Application

•
If an adult child is living with his or her parents: If the child is living in the parents’ house, but does not financially support the parent, the parents’ accounts and securities are not beneficially owned by the child. If the child works for MFS and does not financially support the parents, accounts and securities owned by the parents are not subject to the Code. If, however, one or both parents work for MFS, and the child is supported by the parent(s), the child’s accounts and securities are subject to the Code because the parent(s) is a beneficial owner of the child’s accounts and securities.

•
Co-habitation (domestic partnership): Accounts where the employee is a joint owner, or listed as a beneficiary, are subject to the Code. If the Employee contributes to the maintenance of the household and the financial support of the partner, the partner’s accounts and securities are beneficially owned by the employee and are therefore subject to the Code.

•	Co-habitation (roommate): Generally, roommates are presumed to be temporary and have no beneficial interest in one another’s accounts and securities.

•
UGMA/UTMA accounts: If the Employee, or the Employee’s spouse, is the custodian for a minor child, the account is beneficially owned by the Employee. If someone other than the Employee, or the Employee’s spouse, is the custodian for the Employee’s minor child, the account is not beneficially owned by the Employee. If  the Employee, or the Employee’s spouse, is the beneficiary of the account and is  age of majority (i.e., 18 years or older in Massachusetts) then the account is beneficially owned by the Employee/Spouse.

A-1

Exhibit A

•
Transfer on Death accounts (“TOD accounts”): TOD accounts where the Employee becomes the registrant upon death of the account owner are not beneficially owned by the Employee until the transfer occurs (this particular account registration is not common).

•	Trusts:

o
If the Employee is the trustee for an account where the beneficiaries are not immediate family members, the position should be reviewed in light of outside business activity (see the Code of Business Conduct) and generally will be subject to case-by-case review for Code applicability.

o	If the Employee is a beneficiary and does not share investment control with a trustee, the Employee is not a beneficial owner until the trust is distributed.

o	If an Employee is a beneficiary and can make investment decisions without consultation with a trustee, the trust is beneficially owned by the Employee.

o	If the Employee is a trustee and a beneficiary, the trust is beneficially owned by the Employee.

o	If the Employee is a trustee, and a family member is beneficiary, then the account is beneficially owned by the Employee.

o	If the Employee is a settler of a revocable trust, the trust is beneficially owned by the Employee.

o	If the Employee’s spouse/domestic partner is trustee and beneficiary, a case- by-case review will be performed to determine applicability of the Code.

•	College age children: If an Employee has a child in college and still claims the child as a dependent for tax purposes, the Employee is a beneficial owner of the child’s accounts and securities.

•
Powers of attorney: If an Employee has been granted power of attorney over an account, the Employee is not the beneficial owner of the account until such time as the power of attorney is triggered to permit the employee to trade or make other investment decisions.

•	Outside Business Activities (See Code of Business Conduct):

o
If the Employee serves in a role that requires that he/she exercise investment discretion with respect to Covered Securities, then the related Account is considered to be under the control or influence of the Employee.

o
If the Employee serves in a role that requires/allows that he/she delegate investment discretion to an independent third party, then the activity will be subject to a case by case review for Code applicability.

A-2

Exhibit B

Reporting Obligations

A.	Initial and Annual Holdings Reports

Employees must file initial and annual holdings reports (“Holdings Reports”) as follows.

1.	Content of Holdings Reports

•	The title, number of shares and principal amount of each Covered Security;

•	The name of any broker or dealer with whom the Employee maintained an account in which ANY securities were held for the direct or indirect benefit of the Employee; and

•	The date the Employee submits the report.

2.	Timing of Holdings Reports

•	Initial Report - No later than 10 days after the person becomes an Employee. The information must be current as of a date no more than 45 days prior to the date the person becomes an Employee.

•	Annual Report – Annually, and the information must be current as of a date no more than 45 days before the report is submitted.

3.	Exceptions from Holdings Report Requirements

No holdings report is necessary:

•	For holdings in securities that are not Covered Securities; or

•
With respect to securities held in Accounts for which the Committee has determined that the reporting requirements do not apply, because investment discretion is maintained by or delegated to an independent third party and the Employee has no present authority to amend or terminate the applicable investment management agreement.

B.	Quarterly Transaction Reports

Employees must file a quarterly transactions report (“Transactions Report”) with respect to:

(i) any transaction during the calendar quarter in a Covered Security in which the Employee had any direct or indirect beneficial ownership; and

(ii) any account established by the Employee during the quarter in which ANY securities were held during the quarter for the direct or indirect benefit of the Employee.

C-1

Exhibit B

Brokerage statements may satisfy the Transactions Report obligation provided that they contain all the information required in the Transactions Report and are submitted within the requisite time period as set forth below.

1.	Content of Transactions Report

a.	For Transactions in Covered Securities

•	The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

•	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•	The price of the Covered Security at which the transaction was effected;

•	The name of the broker, dealer or bank with or through which the transaction was effected; and

•	The date the report was submitted by the Employee.

b.	For Newly Established Accounts Holding ANY Securities

•	The name of the broker, dealer or bank with whom the Employee established the account;

•	The date the account was established; and

•	The date the report was submitted by the Employee.

2.	Timing of Transactions Report

No later than 30 days after the end of the calendar quarter.

3.	Exceptions from Transactions Report Requirements

No Transactions Report is necessary:

•	For transactions in securities that are not Covered Securities;

•	With respect to transactions effected pursuant to an Automatic Investment Plan; or

•
With respect to transactions in Accounts for which the Committee has determined that the reporting requirements do not apply, because investment discretion is maintained by or delegated to an independent third party and the Employee has no present authority to amend or terminate the applicable investment management agreement.

C-2

Exhibit C

Specific Country Requirements

(For MFS Employees Located in Offices Outside of the U.S.)

United Kingdom

The UK Financial Conduct Authority rules on personal account dealing are contained in Chapter 11 of the FCA Handbook’s Conduct of Business Sourcebook (“COBS”). Further details of the compliance requirements in relation to COBS are in the MFS International (UK) Limited (“MIL UK”) Compliance Manual.

As an investment management organization, MIL UK has an obligation to implement and maintain a meaningful policy governing the investment transactions of its employees (including directors and officers). In accordance with COBS 11.7.1R, this policy is intended to minimize conflicts of interest, and the appearance of conflicts of interest, between the employees and clients of MIL UK, as well as to effect compliance with the provisions of part (V) of the Criminal Justice Act 1993, which relates to insider dealing, and part (VIII) of the Financial Services and markets Act 2000, which relates to market abuse and the FCA’s Code of Market Conduct. This policy is incorporated by reference into the MIL UK Compliance Manual, which should be read in conjunction with this Code.

Under COBS, MIL UK must take reasonable steps to ensure that any investment activities conducted by employees do not conflict with MIL UK’s duties to its customers. In ensuring this is and continues to be the case, MIL UK must ensure it has in place processes and procedures which enable it to identify and record any employee transactions and permission to continue with any transaction is only given where the requirements of COBS are met.

In addition, in respect of UK-based employees, spread betting on securities is prohibited.

For specific guidance, please contact the MIL UK Compliance Officer.

Japan

MFS Investment Management K.K., MFS’ subsidiary in Japan (“MIMkk”), and its employees, are under the supervision of the Japanese FSA and Kantoh Local Financial Bureau as an investment manager registered in Japan. MIMkk and its employees are regulated by the following laws/guidelines.

•	Financial Instruments and Exchange Law, Chapter VI – Regulations for Transactions, etc. of Securities.

•	Guideline for Prohibition of Insider Trading by Japan Securities Investment Advisers Association (”JSIAA”).

•	Guideline for Monitoring Personal Trading by Investment Trust (Toshin) Association (“ITA”).

C-2

Exhibit C

In addition, MIMkk employees are prohibited from holding Covered Securities for a period less than six months.

This policy is incorporated by reference into the MIMkk Compliance Manual, which should be read in conjunction with this Code.

For specific guidance, please contact Tatsuya Shimizu, MIMkk’s Compliance Officer.

C-3

Exhibit D

Access Categorization of MFS Departments

Employees assigned to the following business units, departments or roles have been designated as “Access Persons”:

•	Management Group

•	Equity

•	Fixed Income

•	Compliance

•	Fund Treasury

•	Information Technology

•	Global Investment Support

•	Internal Audit

•	Legal

•	Finance

•	MFD

•	MFSI

•	ARG

•	IGS

•	MIL

•	Employees who are members of the Management Committee, the Operations Committee or the Leadership Forum

•	Employees who have access to the Investment Research System, the equity trading system or the fixed income trading system

•	Employees who have access to any system containing information related to current portfolio holdings

Employees assigned to the following business units, departments or roles have been designated as “Non-Access”:

•	Human Resources

•	Service Center

•	Corporate Services and Property Management

D-1

Security Types and Pre-Clearance and Reporting Requirements

(This list is not all inclusive and may be updated from time to time. Contact the Compliance Department for additional guidance.)

Security Type	Pre-Clearance Required?	Transactions and Holdings Reporting Required?
Mutual Funds
Open-end investment companies which are not Reportable Funds	No	No
Non-MSF 529 Plans	No	No
Reportable Funds (excluding MFS money market funds)3	No	Yes
Closed-end funds (including MFS closed-end funds)	Yes	Yes
Unit investment trusts which are exclusively invested in one or more open-end funds, none of which are Reportable Funds	No	No
Exchange Traded Funds (ETFs) and Exchange Traded Notes (ETNs) including options and structured notes on ETFs and ETNs3	No	Yes
Equities
Equity securities (including REITS)	Yes	Yes
Options, futures and structured notes on equity securities	Yes	Yes
Fixed Income
Corporate bond securities	Yes	Yes
Municipal bond securities	Yes	Yes
High yield bond securities	Yes	Yes
Options, futures and structured notes on fixed income securities	Yes	Yes

3  Employees are prohibited from investing in ETFs sub-advised by MFS, including the SPDR MFS Systematic Core Equity ETF, the SPDR MFS Systematic Growth Equity ETF and the SPDR MFS Systematic Value Equity ETF.

E-1

Exhibit E

U.S. Treasury Securities and other obligations backed by the good faith and credit of the U.S. government	No	No
Debt obligations that are NOT backed by the good faith and credit of the U.S. government (such as Fannie Mae bonds)	Yes	Yes
Foreign government issued securities	No	Yes
Variable rate demand obligations and municipal floaters	No	No
Money market instruments, including commercial paper, bankers’ acceptances, certificates of deposit and repurchase agreements, auction-rate preferred and short-term fixed income securities with a maturity of less than one year
	No	No
Other
Private placements (including real estate limited partnerships or cooperatives)4	Yes	Yes
Foreign currency including options and futures on foreign currency5,6	No	No
Commodities and options and futures on commodities	No	Yes
Options, futures and structured notes based on a security index	No	Yes
Private MFS stock and private shares of Sun Life of Canada (U.S.) Financial Services Holdings, Inc 7	No	No
Sun Life Financial Inc	Yes	Yes

4 Note that while transactions in these securities are not required to be pre-cleared using the Code of Ethics Online system, you must obtain prior approval from the Compliance Department before participating in a private placement. See Section IV. B. of the Code.

5 Please remember to report all accounts. On a case by case basis, Compliance may require transaction and holding reporting.

6 To comply with U.S. Commodity Futures Trading Commission Rule 4.23(b)(1) and (2)(ii), MFS principals (for purposes of commodity pool operator registration) must report transactions and holdings.

7 The common stock of Massachusetts Financial Services Company (which is not a publicly-traded company) and the common stock of Sun Life of Canada (U.S.) Financial Services Holdings, Inc. (which is also not a publicly-traded company) are considered to be Covered Securities under this Code. Employees need not pre-clear or report such stock on transactions or holdings reports pursuant to SEC No- Action Letter, Investment Company Institute, November 27, 2000.

E-2

Private Placement Approval Request8

Please Print
Employee Name:
Employee Position:

Name of Company:
Dollar amount of private placement:
Dollar amount of your intended investment:
Does this company have publicly traded securities?      Yes         No

How were you offered the opportunity to invest in this private placement?

  What is the nature of your relationship with the individual or entity?

Was the opportunity because of your position with
MFS?

Would it appear to a regulator or other parties that you are being offered the opportunity to participate in an exclusive, very limited offering as a way to curry favor with you or your colleagues at
MFS?

Are you inclined to invest in the private placement on behalf of the funds/accounts you manage?
   Yes                 No

Would any other MFS funds/accounts want to invest in this private placement?
   Yes                 No

Date you require an answer:
Attachments:business summaryprospectusoffering memorandum

8 Access Persons are prohibited from participating in “Private Investments in Public Equity Securities” transactions (commonly referred to as “PIPES” offerings).

F-1

Exhibit G

Initial Public Offering Approval Request

Please Print.

Employee Name:                                                                Employee Position:

MFS Phone Extension:

Name of Company:

Aggregate Dollar amount of IPO:                                                            Dollar amount of your intended investment:

Maximum number of shares you intend to purchase?

Is your spouse an employee of the company?

Yes              No

Is your spouse being offered the opportunity to participate in the IPO solely as a result of his or her employment by the company?

Yes              No If no, please explain.                                             Not Applicable

 Does the ability to participate in the IPO constitute a material portion of your spouse’s compensation for being employed by the company?

Yes              No                   Not Applicable

Could it appear to the SEC or other parties that you (or your spouse) are being offered the opportunity to participate in the IPO because of your position at MFS or as a way to curry favor with MFS?

Yes              No If yes, please explain:

Are the IPO shares being offered to your spouse as part of a separate pool of shares allocable solely to company employees?

Yes              No                   Not Applicable

Are such shares part of a so-called “friends and family” or directed share allocation?

Yes              No

If your spouse chooses not to participate in the IPO, will the shares that your spouse chooses not to purchase be re-allocated to the general public or to other company insiders?

General Public                                Other Company Insiders                                                Not Applicable

If you are a portfolio manager, are the funds/accounts you manage likely to participate in the IPO?

Yes              No

If you are a portfolio manager, are you aware of other funds/account that would be likely to participate in the IPO?

Yes              No

Are there any other relevant facts or issues that MFS should be aware of when considering your request?

Yes              No If yes, please explain:

G-1

Exhibit G

Date you require an answer: __________________,_______________________. (Note: because IPO approval requests often require additional information and conversations with the company and the underwriters, MFS needs at least three full business days to consider such requests.)

Name and address of IPO lead underwriter, and contact person (if available):

Attachments:                           offering memorandum                                           underwriters’ agreement                                           other materials describing eligibility to participate in IPO.

Compliance Use Only ApprovedDenied

Signature                                                                           Date

Equity Or Fixed Income Signature                                     Date

G-2